UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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ROLLINS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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ROLLINS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
2170 Piedmont Road, NE, Atlanta, Georgia 30324
TO THE HOLDERS OF THE COMMON STOCK:
PLEASE TAKE NOTICE that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Rollins, Inc. a Delaware corporation (“Rollins” or the “Company”), will be held at the Company’s corporate office located at 2170 Piedmont Road, NE, Atlanta, Georgia, 30324, on Tuesday, April 23, 2024, at 12:30 P.M. for the following purposes, as more fully described in the proxy statement accompanying this notice:
1.To elect four Class II director nominees to serve as directors of the Company until our 2027 annual meeting of shareholders, or until their successors are duly elected and qualified;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.
The Proxy Statement dated March 14, 2024 is attached.
The Board of Directors has fixed the close of business on March 1, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
As permitted by the U.S. Securities and Exchange Commission (the “SEC”) rules, the Company is making the proxy materials relating to the Annual Meeting, including this Proxy Statement and the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), available to our shareholders electronically via the internet. On or about March 14, 2024, we mailed to our shareholders an Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 23, 2024 (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Notice instructs you on how to access and review all important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Shareholders to be held on April 23, 2024: The Proxy Statement and Annual Report are available at http://www.viewproxy.com/ROL/2024.
We encourage you to take advantage of the availability of the proxy materials on the internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth B. Chandler
Secretary
Atlanta, Georgia
March 14, 2024
Whether or not you expect to attend the annual meeting, please sign, date and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the internet by following the instructions on your proxy card or Notice. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

Letter from our Executive Chairman of the Board
To our Shareholders,
On behalf of the Board of Directors, we are pleased to share that we will hold our 2024 Annual Meeting of Shareholders on Tuesday April 23th, 2024, at 12:30 P.M.
Thanks to our team members, we had another year of tremendous growth and solid financial results in 2023. Our operations performed well, and we had impressive growth in every business line. The strength of our brands enabled customers to select, retain and expand our services at very high levels. Living up to our brand promises is the hallmark of the longevity and sustainable business model that we have built at Rollins.
Updated Strategic Objectives
In 2023, we assessed the business environment, as well as our own strengths and opportunities and have aligned around key strategic objectives that will help us to drive continued success for Rollins.
First and foremost, we promote a people first mindset that emphasizes the importance of prioritizing the well-being and development of the individual, as well as our collective team, in all aspects of our business. We put our customers and colleagues first, knowing that in order to provide the best customer experience, we must focus on cultivating our position as the employer of choice in our industry. Our people are a key competitive advantage, so we must invest in tools, training and development opportunities that make working at Rollins an enjoyable and rewarding experience.

When you put people first, you also build customer loyalty by ensuring that our team members have the skills and resources needed to provide exceptional customer service. We are focused on building relationships and trust with our customers by consistently striving to exceed their expectations.

Another key tenet of our culture is promoting a growth mindset throughout our business. Change is constant in today’s environment, so we must remain open and adaptable to new ideas for continuous growth.

As a complement to our growth mindset, our dedication to continuous improvement and operational efficiency is another key tenet of our strategy and culture. We approach our operations from the perspective that we can improve upon everything we do. We are constantly striving to improve our service levels by optimizing our business model and modernizing our business.

We believe that our alignment around these key strategic areas of focus will help us to grow faster than our market, position our business for the future, and deliver value for all stakeholders, including our customers, our employees, and our shareholders.
Board of Directors Update
We are thankful for the continued commitment of time and expertise of our Board members and remain committed to assembling the best team to guide us in our pursuit of long-term value for our stakeholders. As of the Annual Meeting of Shareholders, we will say a respectful farewell to Jerry W. Nix who has served us faithfully over the years and present a new director nominee, Dale E. Jones.
Moving Forward
I am optimistic about our future and what we can accomplish together in 2024. On behalf of our Board of Directors and our employees around the world, we want to thank you for your continued support and investment in Rollins, Inc. We are excited about the future and our ability to deliver long-term shareholder returns.

Gary W. Rollins
Executive Chairman of the Board

PROXY STATEMENT
We are furnishing the proxy materials to shareholders on or about March 14, 2024. The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 23, 2024, Proxy Statement and the Annual Report are available at http://www.viewproxy.com/ROL/2024.
The following information concerning the proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on April 23, 2024, is submitted by the Company to the shareholders in connection with the solicitation of proxies on behalf of the Company’s Board of Directors.
SOLICITATION OF AND POWER TO REVOKE PROXY
A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors and in favor of ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024. We have designated Gary W. Rollins and John F. Wilson, the Company’s Executive Chairman and Vice Chairman, respectively, as proxies for the 2024 Annual Meeting of Shareholders.
A shareholder executing and delivering a proxy has the power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if they so elect, by contacting either proxy holder, by timely submitting a later dated proxy changing their vote, or by attending the meeting and voting in person. However, a beneficial shareholder who holds their shares in street name must secure a proxy from their broker before they can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.
HOUSEHOLDING AND DELIVERY OF NOTICE OR PROXY MATERIALS
The Company has adopted the process called “householding” for any notice or proxy materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the notice or proxy materials, unless we receive contrary instructions from any shareholder at that address.
If you prefer to receive multiple copies of the proxy material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to the Company at 2170 Piedmont Rd., NE, Atlanta, GA 30324 or by calling 404-888-2000. Eligible shareholders of record receiving multiple copies of the proxy materials can request householding by contacting the Company in the same manner.
CAPITAL STOCK
The outstanding capital stock of the Company on March 1, 2024 consisted of 484,535,309 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (noncumulative) for each share of such stock registered in their respective names at the close of business on March 1, 2024, the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

MATTERS TO BE VOTED ON AND VOTES NEEDED FOR APPROVAL
A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. The situation in which a broker is able to vote on some matters at a meeting but not others is generally referred to as a “broker non-vote” with respect to those matters on which the broker cannot vote. The proposal to ratify our independent auditors is considered a routine proposal upon which brokers may vote without instruction. Therefore, there likely will be broker non-votes that are not cast with respect to Proposal 1 but are voted by the broker with respect to Proposal 2. In accordance with the General Corporation Law of the state of Delaware, the following votes are needed for approval of each proposal:

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTION AND BROKER NON-VOTES

Proposal No. 1:
The election of four Class II director nominees to serve as directors of the Company until our 2027 annual meeting of shareholders, or until their successors are duly elected and qualified.

The election of the director nominees named herein will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election, provided that a quorum is present at the Annual Meeting.
In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions or broker non-votes, as described above) are relevant to the outcome. In this case, the four Class II nominees receiving the most votes will be elected.

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the ratification of the appointment of the Company's independent registered public accounting firm for fiscal year 2024.
Abstentions will have the effect of a vote against this proposal.
Broker non-votes are not relevant to this proposal and will be disregarded.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record and beneficially by officers and directors of the Company, which in the aggregate represent approximately 4.69% percent of the outstanding shares of Common Stock as of the record date, will be voted for the director nominees and for the ratification of the appointment of the Company’s independent registered public accounting firm.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
The Rollins’ Board of Directors (the “Board”) is led by the Executive Chairman of the Board with each of the Board committees being led by a Committee Chairperson. As of January 2023, Gary W. Rollins began serving as the Executive Chairman of the Board, and Jerry E. Gahlhoff, Jr. began serving as President and Chief Executive Officer of the Company. The separation of the Executive Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company while leveraging the experience and perspectives of the Executive Chairman.
In order to continue to drive a high performing Board, the Company has continued to elect a Lead Independent Director who is responsible for identifying issues for the Board to consider and properly addressing issues with all directors being heard. Jerry W. Nix has served as the Lead Independent Director of the Board; however, following the Annual Meeting of Shareholders, a new Lead Independent Director will be elected.
The Board believes the current leadership structure consisting of a separate Executive Chairman, Chief Executive Officer and Lead Independent Director represents the appropriate structure for the Company at this time. The specific responsibilities of the Executive Chairman, Chief Executive Officer and Lead Independent Director are outlined in the table below:

Executive Chairman of the Board
•Sets the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board.
•Presides over all Board meetings and the Annual Meeting of Shareholders.
•Sees that all orders and resolutions of the Board are carried into effect.

Chief Executive Officer	•Sets the operational leadership and strategic direction of the Company. •Sets the day-to-day leadership and performance of the Company.

Lead Independent Director
•Serves as the liaison between the Executive Chairman, the Chief Executive Officer and the independent directors.
•Sets the agendas for, and presides over, the executive sessions of the non-employee and independent directors.
•Consults with the Executive Chairman and the Chief Executive Officer regarding information sent to the Board in connection with Board meetings.
•Being available, if requested by the shareholders, when appropriate, for consultation and direct communication.

Role of the Board
The Company’s business affairs are managed under the direction of the Board, which is currently composed of eleven members. The Board oversees the Company’s Chief Executive Officer and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the shareholders are being served. In conducting this oversight responsibility, the Board receives regular reports from the Chief Executive Officer and other members of the Company’s senior management team.

The Board’s Role in Oversight of Risk Management
“Risk” is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed, from time to time, by the full Board or by one or more of the Committees of the Board as described more below. The Company maintains an Enterprise Risk Management (“ERM”) program that assists in identifying, monitoring and mitigating the Company’s key enterprise risks. The Company’s ERM framework is designed to help the Company’s business leaders understand and prioritize organizational risks and measure how such risks impact the Company’s performance. In conducting its risk assessment process, the Company uses the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). The Audit Committee and the Board review the prioritization of the Company’s most important risks and the Company’s key mitigation actions related to those risks.
Senior management is responsible for identifying and managing material risks that the Company faces. Insurable risks and litigation risks are handled primarily by the legal and risk management departments, which provide reports to the Audit Committee. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department, which regularly provides a financial report to the Audit Committee and to the full Board. Operational, business, regulatory and political risks are handled primarily by senior executive management, which regularly provides various operational reports to, among others, the Audit Committee and the full Board. Risks related to the Company’s executive compensation programs and practices, and human capital management strategy and policies, including those related to workplace inclusion, are handled by senior management, which regularly provides reports to the Human Capital Management and Compensation Committee. The Nominating and Corporate Governance Committee receives regular reports from senior management on risks related to the Board and Board committee membership and structure, governance policies and practices, related party transactions, and sustainability initiatives.
The Board’s Role in Oversight of Cybersecurity Risk Management
Cybersecurity has become a particularly acute area of risk for companies of all sizes and in all industries, including our Company. While management is primarily responsible for our cybersecurity program and managing our cybersecurity risks, including our procedures and day-to-day operations, our Audit Committee supports the Board with oversight responsibility of our cybersecurity risks. The Company has security incident response policies and procedures for identifying, assessing, and managing material risks arising from cybersecurity incidents, including those arising from third-party service providers. The Audit Committee monitors the cybersecurity risk management and cyber control functions, including external security audits, and receives periodic updates from experienced senior management knowledgeable about assessing and managing cyber risks, including, as appropriate, updates on the prevention, detection, mitigation, and remediation of cyber incidents. The Audit Committee also receives regular quarterly reports from our Chief Information Security Officer and reviews our information technology and cybersecurity risk profile. Cybersecurity incidents that significantly impact the confidentiality, integrity, or availability of Company data or the reliability of the Company system or network are reported to the Audit Committee.

Further, our privacy compliance and digital risk management initiatives focus on the threats and risks to enterprise information and the underlying information technology systems processing such information as part of the implementation of business processes. We have also implemented policies and procedures for the assessment, identification, and management of material risks from cybersecurity threats, including internal training, system controls, and monitoring and audit processes to protect the Company from internal and external vulnerabilities and to comply with consumer privacy laws in the areas in which we operate. Further, we limit retention of certain data, encrypt certain data and otherwise protect information to comply with consumer privacy laws in the areas in which we operate.

The Company also has a cross-functional group of representatives from several departments that comprise the Cybersecurity and Privacy Committee, which meets and discusses information at least quarterly related to cybersecurity and privacy compliance at the Company, including training, policies, and trends. We also use, among other things, commercially available third parties including vendors, cybersecurity protection systems, software, tools and monitoring to provide security for processing, transmission and storage of protected information and data. The systems currently used for transmission and approval of payment card transactions, and the technology utilized in payment cards themselves, all of which can put payment card data at risk, meet standards set by the payment card industry.

The Company has a global cybersecurity training program that requires all employees with access to the Company networks to participate in regular and mandatory training on how to be aware of, and help defend against, cybersecurity risks. Also, the Company regularly tests the efficacy of its training efforts as well as its systems to assess vulnerabilities to cybersecurity risks, including tabletop incident response exercises. We also regularly review our privacy policies to confirm compliance with all applicable data privacy regulations.
The Board’s Role in Oversight of Sustainability Matters
The Nominating and Corporate Governance Committee, pursuant to its charter, has responsibility for oversight of our sustainability initiatives and strategy. We also have a management-level Sustainability Oversight Committee that is comprised of diverse representatives from multiple business functions within the organization and led by our General Counsel. The Sustainability Oversight Committee is responsible for setting our sustainability strategy and long-term objectives and providing regular reports to the Nominating and Corporate Governance Committee. The Company has also engaged an independent third-party consultant with diverse perspectives to help us better understand our sustainability-related risks and opportunities. Our goal is to prioritize our sustainability efforts to drive value for stakeholders and our business. For 2023, the Company focused on prioritizing areas such as safety, workplace inclusion and sustainability. The Company issued its 2022 Sustainability Report in 2023 and plans to issue its 2023 Sustainability Report later this year.
The Board’s Role in Oversight of Human Capital Management Matters
The Human Capital Management and Compensation Committee, pursuant to its charter, has responsibility for oversight of the Company’s human capital management strategy and policies, including, but not limited to those policies and strategies regarding workplace inclusion. The Human Capital Management and Compensation Committee receives updates from senior management throughout the year on key talent metrics for the overall workforce, including metrics related to workplace inclusion and also receives reports on the Company’s recruiting, training and education, talent acquisition and career development programs.
Director Independence and New York Stock Exchange Requirements
Director Independence
Under our Independence Guidelines to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. Under the New York Stock Exchange (the “NYSE”) Listed Company Manual, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company.
A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the NYSE and the Company’s Independence Guidelines. The Board has affirmatively determined that all members of the Audit Committee are independent under our Independence Guidelines, the NYSE listing standards, the Exchange Act and SEC rules and regulations promulgated thereunder, the heightened standards required for Audit Committee members, and its charter.
The Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee and the Human Capital Management and Compensation Committee are “independent” under our Independence Guidelines, the NYSE listing standards, the Exchange Act and SEC rules and regulations promulgated thereunder, and the respective charters of such committees.
Our Independence Guidelines are posted on our website at www.rollins.com under the section titled “Governance – Governance Documents” and include categorical standards for determining independence in specified situations.

Nonmaterial Relationships
After reviewing all of the relationships between the independent members of the Board, on the one hand, and the Company, on the other hand, the Board determined that all of the relationships fell within the categorical standards for independence set forth in the Independence Guidelines, except as follows:
1.Susan R. Bell and Patrick J. Gunning retired from Ernst & Young, LLP (EY) as Partners in 2020. EY provided various consulting services to the Company during 2020, 2021, 2022 and 2023 relating to foreign tax matters.
2.Susan R. Bell, Patrick J. Gunning and Jerry W. Nix serve on the Boards of RPC, Inc. and Marine Products Corporation. These companies are controlled by the Significant Shareholder Group as defined below.
3.Donald P. Carson was an executive officer of entities controlled by Gary W. Rollins and the Rollins family at various times from 2003 to 2022. He is currently a director of two such entities, and has served as such since 2003. From 2018 to 2022, he was a paid consultant to one of these entities.
As required by the Independence Guidelines, the Board unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors based on their experience, character and independent means, and therefore do not preclude an independence determination. All current and nominated non-management directors have been determined by the Board to be independent, except Pamela R. Rollins.
Director Criteria and Qualifications
Under Delaware law, there are no statutory criteria or qualifications for directors. The Board has prescribed no criteria or qualifications at this time. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates. As such, there is no formal policy relative to diversity, although as noted below, it is one of many factors that the Nominating and Corporate Governance Committee has the discretion to factor into its decision-making. This discretion would extend to how the Nominating and Corporate Governance Committee might define diversity in a particular instance – whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. However, our Nominating and Corporate Governance Committee acts under the guidance of our Corporate Governance Guidelines approved by the Board of Directors and posted on our website at www.rollins.com under the section titled “Governance – Governance Documents.”
Director Selection and Screening Process
The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. Under the Company’s Corporate Governance Guidelines, the Board is responsible for selecting nominees for election to the Board. The Board has delegated the screening process of director nominees for nomination to the Board and service on the committees of the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This determination takes into account all factors which the Nominating and Corporate Governance Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age, and the extent to which the individual would fill a present need on the Board.
Director Onboarding and Continuing Education
New directors are required to participate in an orientation program that includes background materials and meetings with senior management. All directors are encouraged to stay abreast of developing trends applicable to the Company’s business and specific to service as a director. Directors may be expected to participate in continuing educational programs relating to our Company’s business, corporate governance or other issues pertaining to their directorships in order to maintain the necessary level of expertise to perform their responsibilities as directors. The Company also provides all directors with membership in the National Association of Corporate Directors.
Director Candidates Recommended by Shareholders
Our Amended and Restated By-Laws provide that any shareholder entitled to vote for the election of directors may make nominations for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations of directors for election at an annual meeting, that written notice be addressed to:
Corporate Secretary
Rollins Inc.
2170 Piedmont Road, NE
Atlanta, Georgia 30324
Notices with respect to nominations of directors for election at an annual meeting must be received not less than ninety (90) days nor more than one hundred and thirty (130) days prior to the anniversary of the prior year’s annual meeting and shall set forth, among other requirements set forth in detail in the Company’s Amended and Restated By-Laws, the:
•name of the nominee;
•age of the nominee;
•business address of the nominee;
•residence address of the nominee (if known);
•the principal occupation or employment of the nominee for the past five years;
•the nominee’s qualifications;
•the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee; and
•any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings.

Other requirements related to the notice are contained in our Amended and Restated By-Laws, and shareholders are advised to carefully review those requirements to ensure that nominations comply with the Amended and Restated By-Laws. The Nominating and Corporate Governance Committee will consider nominations from shareholders who satisfy the above notice requirements. In addition, a shareholder intending to solicit proxies in support of non-Company director nominees must provide the notice required under SEC Rule 14a-19 to our Corporate Secretary no later than February 22, 2025.

Director Communications
The Company also has a process for interested parties, including shareholders, to send communications to the Board of Directors, Lead Independent Director, any of the Board committees or the non-management directors as a group. Such communications should be addressed as follows:
Lead Independent Director
Rollins, Inc.
c/o Corporate Secretary
2170 Piedmont Road, NE
Atlanta, Georgia 30324
The above instructions for communications with the directors are also posted on our website at www.rollins.com under the “Investor Relations – Corporate Governance” section. All communications received from interested parties are forwarded to the Board. Any communication addressed solely to the Lead Independent Director or the non-management directors will be forwarded directly to the appropriate addressee(s).
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to formalize and promote better understanding of our policies and procedures. The Board reviews these guidelines annually. A copy of our current Corporate Governance Guidelines may be found on our website at www.rollins.com under the section titled “Governance – Overview.” Our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled sessions per year without management.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees generally, as well as a Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions applicable to the directors and the principal executive officer, principal financial officer, and the principal accounting officer or controller or person performing similar functions for the Company. Both codes of business conduct are available on our website at www.rollins.com under the section titled “Governance – Governance Documents.”
Committees of the Board of Directors
Our Board has an Audit Committee, a Human Capital Management and Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board. Our Board committees regularly make recommendations and report on their activities to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. In addition, we have, from time to time, formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2023, we had special meetings of disinterested directors composed of Susan R. Bell, Jerry E. Gahlhoff, Patrick J. Gunning, P. Russell Hardin, Gregory B. Morrison, Jerry W. Nix, Louise S. Sams and John F. Wilson for the purposes of evaluating and reviewing a secondary offering by the Significant Shareholder Group, as defined below which included a Registration Rights Agreement, Shelf Registration Statement, and Prospectus.
The Board has adopted written charters for the Audit Committee, Human Capital Management and Compensation Committee, and the Nominating and Corporate Governance Committee which are available on our website at www.rollins.com under the section titled “Governance – Governance Documents.”

Audit Committee

Current Members: Susan R. Bell (Chair) Donald P. Carson Patrick J. Gunning Gregory B. Morrison
Key Responsibilities:
•Appoints and meets independently with the Company’s independent registered public accounting firm to audit the Company’s financial statements.
•Assesses the independence and oversees the performance of the Company’s independent registered public accounting firm.
•Pre-approves all audit and all permissible non-audit services to be performed by the Company’s independent registered public accounting firm.
•Discusses with the Company’s independent registered public accounting firm all matters required to be discussed under the standards of the Public Company Accounting Oversight Board and the SEC or other regulations.
•Reviews the Company’s financial statements and critical accounting policies and estimates.
•Reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedures.
•Assesses the performance of the Company’s internal audit department.
•Reviews the Company’s insider trading and anti-corruption policies.
•Oversees procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
•Reviews and discusses with management the Company’s internal control procedures associated with the Company’s sustainability reporting.
•Oversees the Company’s ERM process and cybersecurity risk management, including reviewing reports and updates received by management on a quarterly and as-needed basis.

The Audit Committee consists of Ms. Bell, and Messrs. Carson, Gunning and Morrison. The Board has concluded that (i) Mr. Gunning and Ms. Bell are qualified as “Audit Committee Financial Experts” within the meaning of the rules of the SEC and that they have accounting and related financial management expertise within the meaning of the NYSE listing standards; (ii) all members of the Audit Committee are “Financially Literate” as required under the rules of the NYSE; and (iii) Ms. Bell’s simultaneous service on the audit committees of more than three public companies does not impair her ability to effectively serve on the Company’s Audit Committee.

Human Capital Management and Compensation Committee

Current Members: Jerry W. Nix (Chair) Gregory B. Morrison Louise S. Sams
Key Responsibilities:
•Reviews the Company’s executive compensation philosophy and strategy.
•Reviews and approves the corporate goals and objectives relevant to the compensation of the Company’s CEO and executive officers.
•Evaluates the performance of the Company’s CEO and executive officers.
•Reviews the compensation of the Company’s non-employee directors for service on the Board and its committees and recommends changes to the Company’s director compensation program as appropriate.
•Determines the stock ownership guidelines for the Company’s CEO, executive officers, and other key executives and monitors compliance with such guidelines.
•Approves grants of awards under the Company’s equity incentive plans and adopts or modifies policies that govern such plans. The Committee may from time to time, in its discretion, delegate its authority under such plans to another committee of the Board or to one or more directors, which it has done for non-NEO stock grants.
•Retains an independent Compensation Consultant and oversees the qualifications, performance, and independence of the Compensation Consultant.
•Receives updates from senior management throughout the year on key talent metrics for the overall workforce, including metrics related to workplace inclusion and also receives reports on the Company’s recruiting, training and education, talent acquisition and career development programs.
•Oversees the Company's succession plan for its management.
•Oversees the development and management of the Company’s human capital management strategy and policies, including but not limited to those policies and strategies regarding workplace inclusion.

Human Capital Management and Compensation Committee Interlocks and Insider Participation
The Human Capital Management and Compensation Committee consists of Messrs. Nix and Morrison and Ms. Sams. None of these individuals are or were a current or former officer or employee of the Company or any of its subsidiaries. In addition, none of these individuals had a relationship with the Company since the beginning of fiscal year 2023 that required disclosure by the Company under the SEC rules on transactions with related persons. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Board or Human Capital Management and Compensation Committee.

Nominating and Corporate Governance Committee

Current Members: Jerry W. Nix (Chair) Donald P. Carson P. Russell Hardin Louise S. Sams
Key Responsibilities:
•Determines the appropriate qualifications required of the members of the Board.
•Recommends Board committee chairs and assignments.
•Recommends to our Board nominees for director and considers any nominations properly made by a shareholder.
•Makes recommendations to our Board regarding the agenda for our annual shareholders’ meetings and with respect to appropriate action to be taken in response to any shareholder proposals.
•Conducts periodic reviews of the composition and size of the Board and its committees, as well as the frequency and procedures of Board meetings.
•Oversees compliance with key corporate governance policies, including the company’s Corporate Governance Guidelines and Independence Guidelines.
•Reviews and approves related party transactions.
•Reviews and monitors the Company’s sustainability and business practices, policies, programs and public disclosures.
•Reviews and assesses the adequacy of the Company’s Code of Business Conduct and Ethics.

Board and Board Committee Meetings
Under our Corporate Governance Guidelines, directors are expected to attend all regular and special meetings of the Board and Board committees upon which they serve. Directors are also expected to attend the Annual Shareholders Meeting. Each incumbent director attended at least 75 percent of the aggregate of the Board meetings held in 2023 and the meetings of the committees on which they served during 2023, and all members of the Board at that time attended last year’s Annual Shareholders Meeting.

The following table shows the current membership (“M”) and chairperson (“C”) of the Board and each of the Board committees, the number of Board and Board committee meetings held in 2023 and actions taken by unanimous written consent in lieu of meetings:

Name	Board of Directors	Audit Committee	Human Capital Management and Compensation Committee	Nominating and Corporate Governance Committee
Gary W. Rollins	C
Susan R. Bell	M	C
Donald P. Carson	M	M		M
Jerry E. Gahlhoff, Jr.	M
Patrick J. Gunning	M	M
P. Russell Hardin	M			M
Gregory B. Morrison	M	M	M
Jerry W. Nix	M		C	C
Pamela R. Rollins	M
Louise S. Sams	M		M	M
John F. Wilson	M
# of Meetings Held	12(1)	7	5	4
# of actions Taken by Written Consent	3	—	1	—
(1) Five of these meetings were special meetings of disinterested directors.
Executive Sessions
Our Corporate Governance Guidelines require that the non-management directors meet in at least two regularly scheduled executive sessions per year without management. Our non-management directors meet at regularly scheduled executive sessions without management. In accordance with the NYSE corporate governance listing standards, Mr. Nix, as the Lead Independent Director, presides over the executive sessions. All current and nominated non-management directors have been determined by the Board to be independent, other than Ms. Rollins. The independent directors meet separately at least once annually.

DIRECTOR COMPENSATION
Overview of the Non-Employee Director Compensation Program
Members of the Board who are not employees (“Non-Employee Directors”) receive compensation for their service. The compensation program for our Non-Employee Directors is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders. All Non-Employee Directors are also entitled to reimbursement of expenses for all services as a director, including reasonable travel expenses incurred in connection with required in-person attendance at board and committee meetings, committee participation or special assignments.
The Human Capital Management and Compensation Committee annually reviews each element of our Non-Employee Director compensation program and the total amount paid thereunder and makes recommendations to the Board. In addition, at the Human Capital Management and Compensation Committee’s direction, Mercer US LLC (“Mercer”), the Committee’s independent executive compensation advisory firm, provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group.
2023 Annual Non-Employee Director Compensation Program
Under the Director Compensation Program in effect in 2023, our Non-Employee Directors received an annual cash retainer in the amount of $100,000 and an annual equity award consisting of restricted stock with a fair value of $100,000, which stock is vested when issued but must be held for a period of one (1) year from the date of such grant and until such director is in compliance with their ownership requirement under the Non-Employee Director Stock Ownership Guidelines. Committee Chairs also received additional annual cash retainers. All cash retainers are payable in equal quarterly installments in arrears, and the equity awards are paid following the Annual Meeting. For each Non-Employee Director who is elected or appointed for the first time, the first quarterly installment of the annual cash retainers will be paid for the first quarter that ends on or after the date of his or her initial election or appointment, prorated based on service during the quarter.
The following table sets forth the 2023 Non-Employee Director Compensation Program:

Board/Committee	Annual Chair Cash Retainer ($)	Annual Equity Award ($)	Annual Non-Chair Cash Retainer ($)
Board of Directors	—	100,000	100,000
Audit Committee(1)	20,000	—	—
Human Capital Management and Compensation Committee	10,000	—	—
Nominating and Corporate Governance Committee	6,000	—	—
(1)The Chairperson of the Audit Committee also receives an additional $2,500 for preparing to conduct each quarterly Audit Committee meeting.

2023 Director Compensation Table
The following table sets forth the compensation paid to our Non-Employee Directors for services rendered as a director for the year ended December 31, 2023. Three of our directors, Messrs. Gary W. Rollins, John F. Wilson and Jerry E. Gahlhoff, Jr. are employees of the Company, and their employee compensation information is set forth in the “Summary Compensation Table” on page 43 under the “Executive Compensation” section of this Proxy Statement. Directors that are our employees do not receive any additional compensation for services rendered as a director. There are no currently anticipated changes to the non-employee director compensation for 2024.

Name	Fees Earned or Paid in Cash ($)	Annual Restricted Stock Award(1) ($)	All Other Compensation(2) ($)	Total ($)
Susan R. Bell	130,000	100,000	—	230,000
Donald P. Carson	100,000	100,000	—	200,000
Patrick J. Gunning	100,000	100,000	—	200,000
P. Russell Hardin	100,000	100,000	—	200,000
Gregory B. Morrison	100,000	100,000	—	200,000
Jerry W. Nix	116,000	100,000	—	216,000
Pamela R. Rollins(2)	100,000	100,000	27,591	227,591
Louise S. Sams	100,000	100,000	—	200,000
(1)Amounts in this column represent the grant date fair value of the equity awards granted to the non-employee directors, calculated in accordance with FASB ASC Topic 718. The amounts reported in this column represent the fair value of the total number of shares issued to each director rounded up to the nearest whole dollar. These equity grants must be held for a period of one (1) year from the date of the grant.
(2)Amounts shown for Ms. Rollins in the “All Other Compensation” column reflect the incremental costs to the Company for Ms. Rollins’ personal use of the Company’s aircraft, as well as the tax gross-up of such usage. For further information, please see "Certain Relationships and Related Party Transactions" on page 63.
Non-Employee Director Stock Ownership Guidelines
Under Stock Ownership Guidelines (“Guidelines”), Non-Employee Directors are required to beneficially own, within five years from the date they become subject to the Guidelines, common stock of the Company equal in value at least three times the non-employee director annual cash retainer determined as of the last day of the prior fiscal year with the average closing price of the prior 90 days. Non-Employee Directors are prohibited from selling Company stock granted to such director by the Company for a period of one (1) year from the date of such grant and until such director is in compliance with their ownership requirement under the Guidelines.

INFORMATION REGARDING DIRECTOR NOMINEES AND CONTINUING DIRECTORS
The following table sets forth the names, ages as of March 1, 2024, and certain other information for each of the nominees for election as a director at the Annual Meeting and for each of the continuing members of our Board following the Annual Meeting. Full biographical information follows the table.

Name	Class	Age	Independent	Director Since	Current Term Expires
DIRECTOR NOMINEES:
Gary W. Rollins	II	79	No	1981	2024
Pamela R. Rollins	II	67	No	2015	2024
P. Russell Hardin	II	66	Yes	2023	2024
Dale E. Jones	II	64	Yes	-	-
CONTINUING DIRECTORS:
Jerry E. Gahlhoff, Jr.	I	51	No	2021	2026
Patrick J. Gunning	I	64	Yes	2021	2026
Gregory B. Morrison	I	64	Yes	2021	2026
Susan R. Bell	III	61	Yes	2021	2025
Donald P. Carson	III	74	Yes	2021	2025
Louise S. Sams	III	66	Yes	2022	2025
John F. Wilson	III	66	No	2013	2025

Key Attributes, Experience and Skills of Director Nominees and Continuing Directors
Director Nominees

Gary W. Rollins Executive Chairman of the Board
Gary W. Rollins has served as a Director of Rollins, Inc. since 1981, and as Chairman of the Board since 2020. He previously served as the Vice Chairman of the Company. Mr. Rollins is the former Chief Executive Officer of the Company, a role he held from 2001 to 2022. Mr. Rollins has extensive knowledge of the Company’s business and industry having started out as a technician with the Company and serving in various roles of increasing responsibility for over 56 years, all the way up to CEO. Under Mr. Rollins’ leadership as CEO over the past 20 years, the Company has experienced dramatic expansion that has significantly increased its value and global footprint. In 2020, Mr. Rollins was named one of Atlanta’s Most Admired CEOs by the Atlanta Business Chronicle. In 2021, he received the Crown Leadership Lifetime Achievement Award from Pest Control Technology and Syngenta for his decades of success supporting the industry. This award is determined by previous Crown Leadership Award recipients and is one of the most prestigious industry awards that is only given to those who have dedicated more than 25 years to advancing pest control.

Mr. Rollins has played an active role in upholding his strong family legacy of philanthropy. Under his guidance and passion for giving, Rollins’ employees have supported the United Way of Greater Atlanta since 1985. Over the course of our 42-year history with United Way, Rollins has raised over $21 million through employee donations and company matches that went to local communities in need. Mr. Rollins has been instrumental in instilling a culture of serving our community and has established Rollins as a community leader.

Mr. Rollins is currently a Director of Marine Products Corporation and RPC, Inc., roles he has held since 2001 and 1984, respectively. He previously served as the Non-Executive Chairman of both companies from 2020 to 2022. Mr. Rollins also previously served as a Director of Genuine Parts Company from 2005 to 2017. Mr. Rollins received a BS in Business Administration from the University of Tennessee.

Pamela R. Rollins Community Leader
Pam R. Rollins is the granddaughter of O. Wayne Rollins, the founder of Rollins, Inc., and is a 3rd generation member of a 5th generation family. Ms. Rollins worked as a real estate manager under her grandfather’s direction and guidance from 1979 to 1984, after which, she focused on raising her two children, Michael and Margaret. Upon returning to the workforce, Ms. Rollins was employed with the Orkin Exterminating Company in customer service for 10 years.

Ms. Rollins is currently a Director the Marine Products Corporation and RPC, Inc. as well as a Director and Officer of LOR, Inc. and the Rollins Holding Company. Ms. Rollins has served as a Director of Rollins, Inc. since 2015 and has extensive knowledge of the Company’s business and industry.

Ms. Rollins serves as a Trustee on the boards of the O. Wayne Rollins Foundation, the Ma-Ran Foundation, the Rollins Child Development Center and Young Harris College. Ms. Rollins holds a B.A. Degree from Stephens College with a major in Family and Community Studies.

P. Russell Hardin President of the Robert W. Woodruff Foundation Member of the Nominating and Corporate Governance Committee
P. Russell Hardin has served as a Director of Rollins, Inc. since April 2023. He currently serves as the President of the Robert W. Woodruff Foundation, Joseph B. Whitehead Foundation, Lettie Pate Evans Foundation and Lettie Pate Whitehead Foundation, roles he has held since 2006. Mr. Hardin joined the Foundations’ staff in 1988 and became President in 2006. Previously, Mr. Hardin practiced law with the Atlanta firm of King & Spalding from 1982 to 1987. Currently, Mr. Hardin has served as a trustee of Northwestern Mutual Life Insurance Company since 2011 and serves as a director of Genuine Parts Company, a role he has held since 2017. He also serves as a director on the Truist Atlanta Advisory Council and The Commerce Club in Atlanta.

Mr. Hardin offers the Board extensive experience in the areas of finance, management, strategic planning, philanthropy, governance, and law. Mr. Hardin received his Bachelor of Arts degree with high distinction from the University of Virginia in 1979, and a Juris Doctorate degree with honors from Duke University School of Law in 1982.

Dale E. Jones Chief Executive Officer, Magna Vista Partners
Dale E. Jones is a new nominee for Director of Rollins, Inc. Mr. Jones has served as Chief Executive Officer of Magna Vista Partners, a global leadership consulting firm, since September 2022. He has also served as a senior advisor to Diversified Search Group, an executive search firm, since January 2022, where he previously served as President and Chief Executive Officer from January 2015 to December 2021 and as President from October 2013 to January 2015. Prior to that, Mr. Jones served as Vice Chairman and partner of the CEO and Board Practice in the Americas at Heidrick & Struggles from 2009 to 2013. From 2007 to 2009, he served as Chief Executive Officer of PlayPumps International and as Executive Vice President of Revolution LLC, a venture capital firm that funded a philanthropic initiative to provide clean drinking water to Africa. Mr. Jones held several executive leadership positions at Heidrick & Struggles from 1999 to 2007.

Mr. Jones has served on the boards of directors of Chick-fil-A, Inc., a fast food restaurant chain, since January 2021, and of Outset Medical, Inc., a medical technology company, since 2022. Previously, he served on the boards of directors of Northwestern Mutual, a financial services company, from 2007 to May 2022, of Kohl’s Corporation, an omnichannel retailer, from 2008 to 2016, and of Hughes Supply from 2003 to 2006 (prior to its acquisition by The Home Depot). He also has served on the Advisory Board of Crider Foods since 2023. Mr. Jones has extensive knowledge and experience with business strategy, board issues and corporate governance, and human capital. Mr. Jones holds a B.A. from Morehouse College.

Continuing Directors
Susan R. Bell Retired Partner, Ernst & Young LLP Chairperson of the Audit Committee
Susan R. Bell has served as a Director of Rollins, Inc. since January 2021. Ms. Bell retired as partner from Ernst & Young LLP in 2020 after a 36-year career in public accounting. At Ernst & Young LLP, Ms. Bell served as an audit and business advisory partner, led the Southeast Risk Advisory practice and served as the Atlanta Office Managing Partner. Prior to working at Ernst & Young LLP, Ms. Bell started her career at Arthur Andersen LLP in 1984 where she served as an audit partner from 1996 to 2002. Ms. Bell has extensive experience with accounting and auditing, internal controls over financial reporting, enterprise risk management, financial IT systems implementations and testing, process improvement, strategic planning, diversity and inclusion initiatives, mergers and acquisitions, dispositions, initial public debt and equity offerings and other U.S. and international capital markets transactions.

Ms. Bell currently serves as a member of the Board of Directors of RPC, Inc., Marine Products Corporation and First Advantage Corporation, roles she has held since 2021, and also serves on the audit committees of those corporations and on the compensation committee of First Advantage Corporation. She also is audit committee chair for First Advantage Corporation. Ms. Bell is the past president of IWF Georgia Inc., a non-profit affiliate of IWF Global, and serves on its board of directors. She also serves on the Adkerson School of Accountancy Advisory Board at Mississippi State University. She has served on a number of other non-profit boards in a variety of leadership roles including as past chair of the board of United Way of Greater Atlanta, audit and finance committee chair of the National Center for Civil and Human Rights and the Woodruff Arts Center, and finance committee chair of the Atlanta Historical Society. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in Georgia and Tennessee.

Donald P. Carson Co-founder and Managing Director, The Ansley Capital Group, LLC and Ansley Securities LLC, Member of the Nominating and Corporate Governance Committee Member of the Audit Committee
Donald P. Carson has served as a Director of Rollins, Inc. since 2021. Mr. Carson brings extensive financial and strategic experience to our Board of Directors. Mr. Carson is the founder of Don Carson Associates, LLC, and co-founder of The Ansley Capital Group, LLC, Ansley Securities LLC, and Cardez Hospitality Group, LLC. Mr. Carson previously served as President of RFA Management Company, LLC, an Atlanta-based family office, from 2019 to 2022, and previously from 2003 to 2013. Mr. Carson worked for many years in the investment and commercial banking industry, primarily for Wachovia Bank, N.A. from 1977 to 1997. During this time, he was head of the international banking and investment banking businesses. After leaving Wachovia, Mr. Carson became a partner of Paradigm Capital where he was employed from 1998 to 1999 and later co-founded The Ansley Capital Group, LLC and Ansley Securities, LLC, where he is a Managing Director. Mr. Carson currently serves as a director of LOR, Inc. and Rollins Holding Company, Inc., roles he has held since 2003. He also currently serves as a trustee of Beloit College and serves on the board of Black Mountain College Museum + Arts Center. Mr. Carson is also a trustee of The Gary W. Rollins Foundation. He is a trustee of The Cook and Bynum Fund, a publicly traded mutual fund. Mr. Carson appears on numerous recordings for Telarc and Deutsche Grammophon with Atlanta Symphony Orchestra Chorus. Four of these recordings have earned Grammys. Mr. Carson received a Bachelor of Arts degree in Music Composition from Beloit College, and a Master of Business Administration in Finance from the University of Chicago. He also is a graduate of the Thunderbird School of Global Management of Arizona State University.

Jerry E. Gahlhoff, Jr. Chief Executive Officer and President
Jerry E. Gahlhoff Jr. has served as a Director of Rollins, Inc. since 2021. In 2022, Mr. Gahlhoff was elected by the Board of Directors to serve as Chief Executive Officer of the Company, effective January 1, 2023, in addition to his role as President, a role he has held since 2020. Mr. Gahlhoff also served as Chief Operating Officer of the Company from 2020 to 2022. Prior to that, Mr. Gahlhoff served as President of the Company’s Specialty Brands and Vice President of Human Resources from 2016 to 2020, and as a Division President from 2011 to 2016. Mr. Gahlhoff joined the Company as part of the HomeTeam acquisition in 2008.

Mr. Gahlhoff has been instrumental in driving the Company’s growth initiatives and has extensive knowledge of the Company’s business and industry having served in various roles of increasing responsibility at the Company for over 22 years. Mr. Gahlhoff serves on the Board of Directors of Zoo Atlanta. Mr. Gahlhoff received a Master of Science in Entomology from the University of Florida.
Patrick J. Gunning Retired Chief Financial Officer, The Woodruff Arts Center Retired Partner, Ernst & Young LLP Member of the Audit Committee
Patrick J. Gunning has served as a Director of Rollins, Inc. since January 2021. Mr. Gunning brings extensive risk oversight and financial and strategic experience to our Board of Directors. Mr. Gunning previously served as the Chief Financial Officer of the Robert W. Woodruff Arts Center, Inc., a non-profit organization, from November 2020 to June 2022. In June 2020, Mr. Gunning retired as a partner from Ernst & Young LLP, a role he held since May 2002, after a 39‑year career in public accounting. Mr. Gunning held multiple leadership roles at Ernst & Young LLP including Southeast Region Leader of the Financial Accounting Advisory Services practice, Southeast Area Industry Leader of the Retail and Consumer Products practice, and lead audit partner for numerous publicly traded and privately owned companies.

Prior to joining Ernst & Young LLP, Mr. Gunning worked at Arthur Andersen LLP from 1981 to 2002, where he served as a partner, lead audit partner for numerous publicly traded and privately owned companies, and Assurance Division Leader. Mr. Gunning currently serves on the Boards of Directors of RPC, Inc. and Marine Products, Inc. At both companies, he chairs the Audit Committees and is a member of the Nominating and Governance Committees and Human Capital and Compensation Committees, all roles he has held since 2021. Mr. Gunning also currently serves on the Board of Trustees of the Robert W. Woodruff Arts Center, serving on its Finance and Audit Committees. Mr. Gunning received a Bachelor of Business Administration degree in Accountancy from the University of Notre Dame, and he is a Certified Public Accountant in the state of Georgia.

Gregory B. Morrison
Retired Senior Vice President and Corporate Chief Information Officer, Cox Enterprises, Inc.
Member of the Audit Committee
Member of the Human Capital Management and Compensation Committee

Gregory B. Morrison has served as a Director of Rollins, Inc. since 2021. He is the former Senior Vice President and Corporate Chief Information Officer for Cox Enterprises, Inc., a role he held from February 2002 until his retirement in January 2020. During his 18 years at Cox, Mr. Morrison was responsible for providing corporate strategic planning, policy development and management of all information technology systems and overseeing cybersecurity matters. Prior to his role at Cox, Mr. Morrison served as Executive Vice President and Chief Operating Officer of RealEstate.com in 2000 and held various information and technology leadership roles at Prudential Financial from 1989 to 2002.

Mr. Morrison has extensive knowledge and expertise with cybersecurity, large-scale business transformations and the development of key technological advances that help improve manual business processes. Mr. Morrison was named among the industry’s top performing Chief Information Officers who have shown unparalleled leadership to drive innovation and transformation in businesses. Mr. Morrison has served as Chairman of the Clark Atlanta University Board of Trustees since 2004. Mr. Morrison was a commissioned officer in the US Army from 1982 to 1989. Mr. Morrison received a Bachelor of Science in Mathematics and Physics from South Carolina State University, and a Master of Science in Industrial Engineering from Northwestern University.

Louise S. Sams
Retired Executive Vice President and General Counsel, Turner Broadcasting System, Inc.
Member of the Human Capital Management and Compensation Committee
Member of the Nominating and Corporate Governance Committee

Louise S. Sams has served as a Director of Rollins since 2022. She previously served as the Executive Vice President and General Counsel of Turner Broadcasting System, Inc. (“Turner”), a television and media conglomerate, from 2000 until September 2019. As General Counsel, Ms. Sams oversaw legal work relating to all of the business activities of Turner and its subsidiaries worldwide. Ms. Sams managed a global legal department overseeing licensing, clearance and production of content for the Turner television networks and related media services, the sale and distribution of those networks, protection of intellectual property, employment matters, litigation, and transactional work, such as acquisitions and joint ventures.

Ms. Sams also served as President, Turner Broadcasting System International, Inc. from September 2003 until May 2012. Ms. Sams has extensive experience related to technology, information security, use of data and consumer privacy, as well as enterprise-wide risk management. In Ms. Sams’ role as President, Turner Broadcasting System International, Inc., Ms. Sams was responsible for production, distribution and ad sales relating to all kids and entertainment television networks and media services offered by Turner outside of the U.S. and Canada, distribution and commercial operations of CNN’s international services, and Turner’s international joint ventures. Prior to joining Turner in 1993 as a corporate attorney, Ms. Sams was an associate at White & Case, specializing in mergers and acquisitions.

Ms. Sams currently serves as a member of the Board of Directors of CoStar Group and Loop Industries, positions she has held since December 2019 and April 2021, respectively. Ms. Sams serves on the Audit Committee of Costar and the Audit and Compensation and Governance Committees of Loop Industries. Ms. Sams currently serves on the following non-profit boards: Princeton University, where she is Chair of the Board of Trustees and Chair of the Executive Committee, Board Development Committee and Compensation Committee; High Museum of Art in Atlanta; Woodruff Arts Center; The Westminster Schools; and Meals on Wheels, Atlanta, where she chairs the Development Committee. Ms. Sams received a J.D. from the University of Virginia School of Law, and a B.A. from Princeton University, where she graduated magna cum laude.

John F. Wilson Vice Chairman of the Board
John F. Wilson has served as a Director of Rollins, Inc. since 2013, and as Vice Chairman of the Company since 2020. Mr. Wilson has extensive knowledge of the Company’s business and industry having served in various roles of increasing responsibility at the Company for over 26 years. He previously served as Vice President of the Company from 2011 to 2013, President and Chief Operating Officer of the Company from 2013 to 2020, and as President of Orkin, LLC from 2009 to 2013. Prior to these executive roles with the Company, Mr. Wilson held roles at the Company as sales inspector, branch manager, Central Commercial Region Manager, Atlantic Division Vice President, and President of the Southeast Division.

Mr. Wilson currently serves as a member of the Board of Directors of RPC, Inc. and Marine Products Corporation, positions he has held since April 2022.

PROPOSAL 1:
ELECTION OF DIRECTORS
Overview
Our Board of Directors is currently composed of eleven members. In accordance with our Amended and Restated By-Laws, our Board is divided into three classes of directors. At the Annual Meeting, four director nominees are up for election this year. Each director’s term continues until the Annual Meeting of Shareholders in 2027 or until the election and qualification of his or her successor, or such director’s earlier death or resignation. The nominees for election at the 2024 Annual Meeting are now directors of the Company, with the exception of Mr. Jones who is standing for election for the first time. Seven other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company’s Amended and Restated By-Laws, which provide for the election of directors for staggered terms, with each director serving a three-year term.
Nominees
At the Annual Meeting, Messrs. Rollins, Hardin and Jones and Ms. Rollins will be nominated to serve as Class II Directors to be elected for a three-year term expiring in 2027. Unless authority is withheld, the proxy holders will vote for the election of each director nominee named above. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Corporate Governance Committee to fill such vacancy.
Our Board of Directors recommends a vote FOR the Class II director nominees above.

AUDIT MATTERS
Report of the Audit Committee
Management is responsible for the Company’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, and the financial reporting process, including management’s assessment of internal control over financial reporting (ICFR).
The Company’s independent registered public accounting firm is responsible for performing an integrated independent audit of the Company’s consolidated financial statements and management reports on ICFR in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing reports thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management. The Audit Committee presently consists of four independent directors, all of whom are considered financially literate under NYSE rules.
In fulfilling its oversight responsibilities with respect to the year ended December 31, 2023, the Audit Committee:
•Approved the engagement and terms of service of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023;
•Reviewed with management and the Company’s independent registered public accounting firm, the interim financial information included in the Company’s Forms 10-Q prior to the Forms 10-Q being filed with the SEC, as well as the financial information in each quarterly earnings release;
•Reviewed and discussed with the Company’s management (including internal audit) and the Company’s independent registered public accounting firm, the audited consolidated statements of financial position of the Company as of December 31, 2023 and 2022 and the related statements of income, comprehensive earnings, shareholders’ equity and cash flows for each of the three years ended December 31, 2023 including the related footnotes and financial statement schedule, and the related ICFR;
•Discussed with the Company’s independent registered public accounting firm matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•Received from the Company’s independent registered public accounting firm the written disclosures and the letter in accordance with the requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with such firm its independence from the Company.

Based upon the review and discussions referred to previously, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee also reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. Shareholders are being asked to ratify that selection at the Annual Meeting.
In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America; and (ii) the reports of the Company’s independent registered public accounting firm with respect to such financial statements and related internal controls.
Respectfully submitted by the Audit Committee of the Board of Directors
Susan R. Bell, Chairperson
Donald P. Carson
Patrick J. Gunning
Gregory B. Morrison

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Independent Registered Public Accounting Firm
The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited several public accounting firms to participate in this process, including Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. As a result of this process, following the review and evaluation of proposals from participating firms, on March 24, 2023, the Committee approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. On the same date, the Audit Committee approved the dismissal of Grant Thornton as the Company’s independent registered public accounting firm.

Grant Thornton’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 24, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through March 24, 2023, neither the Company nor anyone on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Deloitte & Touche LLP is considered by management to be well qualified. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, and they will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees of the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by Deloitte & Touche LLP for our fiscal year ended December 31, 2023.

2023
Audit Fees(1)	$2,066,251
Audit-Related Fees	—
All Other Fees(2)	$1,895
Total	$2,068,146
(1)Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements, including internal controls over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)Includes fees primarily related to subscription services.

Pre-approval of Services
All of the services described above were pre-approved by the Company’s Audit Committee or the Audit Committee’s Chairperson in accordance with the Company’s Audit and Non-Audit Services Preapproval Policy. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such auditors’ independence. All of the hours expended on the principal accountant’s engagement to audit the financial statements of the Company for the year 2023 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.
The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee, or one or more members of the Committee, as may be delegated from time to time, is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. During fiscal 2023, Deloitte & Touche LLP served as our independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting and will have the opportunity to respond to appropriate questions and, if they desire, to make a statement.

Although we are not required to seek ratification of this appointment, the Audit Committee and the Board of Directors believes it is appropriate to do so. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the current appointment will stand, but the Audit Committee will consider the shareholder action in determining whether to retain Deloitte & Touche LLP as our independent registered public accounting firm for future fiscal years.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

EXECUTIVE OFFICERS
The following narratives summarize the business experience over at least the last five years of our current executive officers, other than Messrs. Rollins, Wilson and Gahlhoff, whose business experience is described above in the section titled “Information Regarding Director Nominees and Continuing Directors” on page 18.

Kenneth D. Krause, Executive Vice President, Chief Financial Officer and Treasurer, 49
Kenneth D. Krause has served as the Executive Vice President, Chief Financial Officer and Treasurer of Rollins since September 2022. Prior to joining Rollins, Mr. Krause served as the Senior Vice President, Chief Financial Officer, Chief Strategy Officer and Treasurer of MSA Safety, Inc. from 2015 to 2022. He also served in various other leadership roles at MSA Safety, Inc. with increasing levels of responsibility from 2006 to 2015. Prior to MSA Safety, Inc., Mr. Krause was a senior manager in the audit practice of KPMG, an international accounting firm.

Mr. Krause currently serves as a member of the Metro Atlanta Chamber Board of Directors. Mr. Krause received a Bachelor of Science in Business Administration - Accounting from Slippery Rock University and an MBA from the University of Pittsburgh Katz Graduate School of Business. He is a CPA with inactive status in the state of Pennsylvania.

Elizabeth B. Chandler, Vice President, General Counsel and Corporate Secretary, 60
Elizabeth B. Chandler joined Rollins in 2013 as Vice President and General Counsel. Ms. Chandler was appointed to Corporate Secretary in January 2018. In 2017, Ms. Chandler assumed responsibility for the Risk Management and Internal Audit groups. Before joining Rollins, Ms. Chandler served as Vice President, General Counsel and Corporate Secretary for Asbury Automotive from 2009 to 2012. Prior to that, Ms. Chandler served as city attorney for the City of Atlanta from 2006 to 2009, as Vice President, Assistant General Counsel and Corporate Secretary for Mirant Corp. from 2000 to 2006 and as an Associate and Partner at Troutman Pepper from 1988 to 1995 and from 1995 to 2000, respectively.

Ms. Chandler has been a board member of the Atlanta Beltline Partnership, Inc. and the Georgia Research Alliance, since 2017 and 2022, respectively. She also has served on the Advisory Board of Crider Foods since 2023. Ms. Chandler received a Bachelor of Business Administration in International Business and a Juris Doctorate from the University of Georgia.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive compensation program and provides an overview of how the Human Capital Management and Compensation Committee made compensation decisions in 2023 for each of our named executive officers, which consist of our Principal Executive Officer, our Principal Financial Officer, and the next three most highly-compensated executive officers (other than our Principal Executive Officer and Principal Financial Officer) who were serving in such capacity at the end of the fiscal year 2023. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the "Summary Compensation Table" on page 43 and other executive compensation-related disclosures included in this Proxy Statement.
In fiscal 2023, our named executive officers were:

Named Executive Officer	Position with the Company in 2023
Gary W. Rollins	Executive Chairman of the Board
Jerry E. Gahlhoff, Jr.	President and Chief Executive Officer
Kenneth D. Krause	Executive Vice President, Chief Financial Officer and Treasurer
John F. Wilson	Vice Chairman of the Board
Elizabeth B. Chandler	Vice President, General Counsel and Corporate Secretary
Executive Compensation Practices and Governance Policies

	What We Do		What We Don’t Do
✓	Pay for Performance A component of our named executive officers’ total compensation is directly linked to the Company’s performance, and approximately 80% is "at risk".	x
No Short-Selling or Derivatives Trading
Our Insider Trading Policy prohibits named executive officers (like all our employees and directors) from short selling our securities and from purchasing or selling derivatives. They (and our directors) are also subject to additional prohibitions on pledging.

✓	Align the Interests of Executives with those of Our Shareholders Equity compensation represents a significant portion of our named executive officers’ total compensation.	x	No Guaranteed Base Salary Increases or Bonuses We do not provide guaranteed base salary increases or guaranteed bonuses.
✓	Stock Ownership Guidelines We maintain strong stock ownership requirements for our directors, executive officers and other key employees.	x	No Executive Pension Plans or SERPs We only maintain a deferred compensation plan and a standard 401(k) plan.
✓	Independent Compensation Committee Our Human Capital Management and Compensation Committee is composed solely of independent directors.
✓	Independent Compensation Consultant Our Human Capital Management and Compensation Committee directly retains an independent compensation consultant.
✓	Clawback Policy In 2023, we adopted a Clawback Policy which provides certain triggers for mandatory recovery of erroneously awarded compensation.

General Compensation Objectives and Guidelines
The Company is engaged in a highly competitive industry. The success of the Company depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation program in a fashion that gives our Human Capital Management and Compensation Committee the flexibility to take into account our operating performance and the individual performance of our executive officers. The Committee, with the assistance of its compensation consultant, used peer group benchmarking (as described under the heading titled “Peer Group Benchmarking Analysis” on page 39) to assess the comparability of the Company’s pay practices to confirm that the total compensation for the Company’s executive officers is competitive with marketplace practices.
The Human Capital Management and Compensation Committee endorses the philosophy that executive compensation should reflect Company performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:
•attract and retain qualified executives;
•motivate performance to achieve Company objectives; and
•align the interests of our executives with the long-term interests of the Company’s shareholders.
In pursuing our objectives, we strive to provide a balanced approach to compensation policies and practices which does not promote excessive risk-taking.
The Human Capital Management and Compensation Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor.
Pursuant to our compensation philosophy, the total annual compensation of our executive officers is primarily made up of the following three elements:
•base salary (fixed compensation), which is an important element to attract, retain and motivate our executives;
•annual performance-based cash incentive compensation (variable compensation), which is valuable in recognizing and rewarding Company achievement; and
•grants of equity-based awards such as restricted stock (variable compensation) and performance share units (variable compensation), which make our executives “think like owners” and, therefore, align their interests with those of our shareholders.
In addition, we provide retirement compensation plans, group welfare benefits and certain perquisites.
We believe that all elements of our executives’ total compensation provide highly motivational incentives that link the pay of our executives to the performance of our Company and enable us to attract and retain highly qualified and motivated executives in our very competitive market.
Fiscal 2023 Named Executive Officer Compensation Details
Compensation Elements
The Company provides both fixed (salary) and variable (cash and equity incentive) compensation to its named executive officers. The following table sets forth information regarding each of the three core elements of compensation for the executive officers in 2023, including a description of each element. In addition to these three core elements, the named executive officers participate in certain health and retirement plans, as well as receive certain perquisites and personal benefits, described in more detail under “Other Compensation” below.

Core Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Performance-Based Cash Incentive	Performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be lower than target based on the achievement of certain Company performance goals.
Equity Incentive	Grants of stock-based awards in the form of time-lapsed restricted stock and performance share units.
The graphics below reflect the approximate general distribution of the three core elements of compensation earned or awarded for fiscal 2023 by our CEO, and on average, by our named executive officers under the Company’s 2023 Executive Bonus Plan and 2018 Stock Incentive Plan:

Fixed Compensation 15%	Variable Compensation 85%	Fixed Compensation 26%	Variable Compensation 74%

The numbers presented in the charts above are calculated in accordance with the presentation in the "Summary Compensation Table" on page 43. Accordingly, the cash incentive component consists of the cash bonuses actually paid out for 2023 performance, but the RSAs and PSUs are valued at fair value on the grant date. Actual value ultimately received by the named executive officers ("NEOs") with respect to these awards may be greater or lesser than the grant date fair value. Fixed compensation presented in the chart consists of base salary and does not include elements presented under the “All Other Compensation” columns in the "Summary Compensation Table." The numbers presented for “Other Named Executive Officers” are averaged for simplicity of presentation, but the mix for individual NEOs varies depending upon their role and responsibilities, as the Human Capital Management and Compensation Committee has deemed appropriate.
Base Salary
Base salary represents the fixed portion of the three core elements described above and is an important element of compensation intended to attract and retain qualified executives. The Human Capital Management and Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary). In making its determinations, the Human Capital Management and Compensation Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. Base salary increases are not automatic or guaranteed.

2023 Base Salary Adjustments
In 2023, the Human Capital Management and Compensation Committee adjusted the base salaries of the Company’s named executive officers as follows:

Named Executive Officer	2022 Salary	2023 Salary	% Increase
Gary W. Rollins	$1,449,000	$1,449,000	—%
Jerry E. Gahlhoff, Jr.	$690,000	$1,000,000	44.9%
Kenneth D. Krause	$675,000	$702,000	4.0%
John F. Wilson	$983,250	$400,000	(59.3)%
Elizabeth B. Chandler	$517,500	$538,200	4.0%

The 44.9% increase in Mr. Gahlhoff’s base salary for 2023 was made due to Mr. Gahlhoff’s increased responsibilities resulting from his assumption of the duties of Chief Executive Officer and Principal Executive Officer, as well as those of President, effective January 1, 2023. Mr. Krause's salary actually paid in 2022 was prorated for the portion of the year he was employed by the Company. This proration of salary is reflected in the "Summary Compensation Table" on page 43. The 59.3% decrease in Mr. Wilson’s base salary for 2023 was made due to the decrease in his responsibilities. Mr. Krause and Ms. Chandler both received a 4% merit increase to their base salaries.
Performance-Based Cash Incentive
In February 2023, the Human Capital Management and Compensation Committee approved the terms of the Rollins, Inc. 2023 Executive Bonus Plan for its named executive officers (the “Executive Bonus Plan”), which replaced the 2022 Executive Bonus Plan. Under the Executive Bonus Plan, the named executive officers have an opportunity to earn bonuses of up to a certain percent of each individual’s annual base salary upon the achievement of performance goals approved by the Human Capital Management and Compensation Committee. Such performance goals for the 2023 Executive Bonus Plan consisted of the following targeted financial measures:
•revenue to plan; and
•pre-tax profit plan achievement.
The performance goals are pre-established by the Human Capital Management and Compensation Committee for all named executive officers and measured annually. The terms of the Executive Bonus Plan allow adjustments by the Human Capital Management and Compensation Committee to performance results to include or exclude, as appropriate, the impact from significant business or product line acquisitions or sales and/or unusual or exceptional charges or revenue. We believe that the incentive-related provisions provide performance incentives that are beneficial to the Company and its shareholders by aligning pay with Company performance. Individual key operating initiatives, which were used in 2022 for certain bonus opportunities, were not utilized in the Executive Bonus Plans for 2023, because the Human Capital Management and Compensation Committee determined that it would be most beneficial for the annual cash bonuses to be fully aligned with overall Company performance.

Set forth below is the 2023 target payout opportunity with respect to each of the performance measures, expressed as a percentage of annual base salary, for each of our named executive officers:

Named Executive Officer	Target Bonus Opportunity for Pre-Tax Profit Element	Target Bonus Opportunity for Revenues Element	Total Target Bonus Opportunity
Gary W. Rollins	80%	45%	125%
Jerry E. Gahlhoff, Jr	90%	60%	150%
Kenneth D. Krause	60%	40%	100%
John F. Wilson	50%	25%	75%
Elizabeth B. Chandler	45%	30%	75%

For each of the two elements of the bonus, threshold performance – which requires achieving 95% of the performance goal under the Company’s plan – results in a payout equal to 75% of the target bonus opportunity. Performance that exceeds the Company’s plan targets allows the officer to receive payouts exceeding the target bonus opportunity, in an amount scaling up to 125% of the target bonus opportunity, if actual performance equals 105% or more of the performance goal under the Company’s plan. If threshold performance is not achieved for a financial performance measure, there is no payout for that measure. For further information regarding the range of bonus opportunities granted in 2023, see “Grants of Plan-Based Awards in 2023” on page 45.
Revenue to Plan Performance Goal
This performance goal in 2023 was a 7.8 percent year-over-year increase in revenue. The actual revenues achieved for 2023 represented a year-over-year increase in the Company’s revenue of 14 percent, which reflected a 105.7 percent of plan for 2023. Therefore, each named executive officer received 125% of the target bonus opportunity for the revenue element of the plan.
Pre-Tax Profit to Plan Performance Goal

For 2023, the Human Capital Management and Compensation Committee elected to use discretion to adjust pre-tax profit for the impact of unusual or exceptional charges. Company performance, following this adjustment, equaled 103.6 percent of the performance goal. Therefore, each named executive officer received 115% of the target bonus opportunity for this element of the plan.
In addition to any bonuses earned under the Executive Bonus Plan, the Human Capital Management and Compensation Committee has the authority to award discretionary bonuses. No discretionary bonuses were awarded for 2023.
Equity-Based Awards
Pursuant to the terms of the Company’s 2018 Stock Incentive Plan, the Human Capital Management and Compensation Committee may grant stock options, stock appreciation rights and any other type of award valued by reference to (or otherwise based on) shares, including, without limitation, restricted stock, restricted stock units, performance accelerated restricted stock, performance stock and performance units. Equity-based awards are generally used by the Company as a tool to encourage retention and align the interest of our executives with those of our shareholders. Awards under the 2018 Stock Incentive Plan are purely discretionary and may or may not be granted in any given fiscal year. In 2023, the equity component of compensation for named executive officers (as well as certain other employees) continued to include grants of time-lapse restricted stock ("RSAs"), as in past years. However, in 2023 the Human Capital Management and Compensation Committee adjusted the mix of equity grants to these individuals to feature performance share units (“PSUs”). The PSUs will cliff vest after three years based upon the Company’s successful achievement of certain financial performance goals and feature a TSR “Modifier,” as described in more detail below. This mix of equity is designed to continue providing alignment of our executive compensation program with the interests of our shareholders and link longer term compensation of our executives to longer term performance of the Company.

The Human Capital Management and Compensation Committee granted time-lapse restricted stock awards and performance share units to our named executive officers in February 2023, as follows:

Name	2023 Grants of Time-Lapse Restricted Stock Awards	2023 Grants of Performance Share Units(1)	Total 2023 Grants of Equity
Gary W. Rollins	45,000	22,500	67,500
Jerry E. Gahlhoff, Jr	72,525	36,264	108,789
Kenneth D. Krause	29,100	14,550	43,650
John F. Wilson	8,250	4,125	12,375
Elizabeth B. Chandler	8,325	4,164	12,489
(1)The number of PSUs shown in this column represents the total number of shares that would cliff vest assuming the Revenue CAGR and Adjusted EBITDA Margin goals are met at the target level, and the TSR Modifier would cliff vest at target level. The vesting conditions of the PSUs are described in more detail below under "Terms of PSUs."
The amount of the aggregate stock-based awards to our named executive officers in any given year is influenced by many factors. The amount of each grant to our named executive officers is influenced in part by the Human Capital Management and Compensation Committee’s subjective assessment of each individual’s respective contributions to achievement of the Company’s long-term goals and objectives. In evaluating individual performance for these purposes, the Human Capital Management and Compensation Committee considers the overall contributions of executive management as a group and the Committee’s subjective assessment of each individual’s relative contribution to that performance rather than specific aspects of each individual’s performance over a short-term period. It is our expectation to continue yearly grants of restricted stock awards and performance share units to selected executives, although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.
Terms of RSAs. Prior to January 2022, all of our time-lapse restricted stock awards had the same features and the shares vest one-fifth per year beginning on the second anniversary of the grant date. For awards of time-lapse restricted stock granted in 2022, the shares vest one-fifth per year beginning on the first anniversary of the grant date. For awards of time-lapse restricted stock granted in 2023, the shares vest one-fourth per year beginning on the first anniversary of the grant date. For awards of time-lapse restricted stock granted in 2024, the shares will vest one-third per year beginning on the first anniversary of the grant date. Time-lapse restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment or move to a lesser position for any reason prior to the vesting dates (other than due to death or disability), the unvested shares will be forfeited unless the Human Capital Management and Compensation Committee decides otherwise. In the event of a “change in control” as determined by the Board, all unvested restricted shares shall vest immediately.
Terms of PSUs. PSUs granted in 2023 will cliff vest and convert to shares of common stock at the end of a three-year performance period, if the performance and market targets are met and if the recipient has remained continuously employed by the Company through that date in a position of equivalent or greater responsibility. However, the Human Capital Management and Compensation Committee has retained discretion for certain determinations, and whether targets are met under the PSUs will be determined by the Human Capital Management and Compensation Committee in its discretion. The targets are difficult but achievable to obtain, and it is even more challenging to obtain the maximum level.

The 2023 PSUs are composed of 3 components, as described below.

1.Revenue CAGR component. Payout of this component at the threshold, target and maximum levels requires that the Company achieve 3-year CAGR (compound annual growth rate) in its revenues within a table set forth in the award agreement. 3-year CAGR (expressed as a percentage) is calculated by first dividing revenue for fiscal year 2025 by revenue for fiscal year 2022, then raising that quotient to the power of 1/3, and then subtracting 1.

2.Adjusted EBITDA Margin component. Payout of this component at the threshold, target and maximum levels requires that the Company achieve an aggregate Adjusted EBITDA Margin for the 3 fiscal years 2023, 2024, and 2025, within the table set forth in the award agreement. Adjusted EBITDA for this purpose is as defined in the Company’s SEC filings for the relevant periods. With respect to fiscal 2023, Adjusted EBITDA was calculated by adding back to GAAP net income charges for interest, taxes, depreciation and amortization, as well as those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control, restructuring costs related to restructuring and workforce reduction plans, and gains on the sale of businesses. 3-year Aggregate Adjusted EBITDA Margin is calculated by dividing the sum of 3 fiscal years Adjusted EBITDA by the sum of the corresponding 3 fiscal years Revenues. A reconciliation of 2023 Adjusted EBITDA and Adjusted EBITDA Margin to our 2023 GAAP net income is set forth in our Form 10-K for fiscal year ended December 31, 2023.

3.TSR Modifier component. Payout of this component occurs at the threshold, target and maximum levels if the Company’s 3-year Total Shareholder Return (“TSR”) for fiscal years 2023-2025, compared to the S&P 500 (“3-year Relative TSR”), falls within the table set forth in the award agreement. TSR is calculated as the proﬁt or loss from net share price change over the period, including reinvestment of dividends.

The table below shows the number of shares that would be earned under each component for each NEO assuming target-level performance.

Target Level Payouts (in Shares) of 2023 PSUs by Component

Name	Revenue CAGR	Adjusted EBITDA Margin	TSR Modifier	Total
Gary W. Rollins	7,500	7,500	7,500	22,500
Jerry E. Gahlhoff, Jr	12,088	12,088	12,088	36,264
Kenneth D. Krause	4,850	4,850	4,850	14,550
John F. Wilson	1,375	1,375	1,375	4,125
Elizabeth B. Chandler	1,388	1,388	1,388	4,164

Termination of Employment. Except in the case of death or disability, PSUs are forfeited in their entirety if the recipient’s employment with the Company terminates for any reason prior to December 31, 2025. However, if termination of employment is due to death or disability, then the Revenue CAGR and the Adjusted EBITDA Margin components (but not the TSR Modifier) will vest and shares will be paid at target level, whether the performance goals are met or not, and without regard to the level at which such performance goals may be met.

Dividend Equivalents; No Voting Rights. PSU awards also include the right to “Dividend Equivalents” with respect to the underlying shares. Dividend equivalents are accrued over the performance period, in cash, based upon target payout level, subject to a true-up at the end of the three year cycle. Accrued Dividend Equivalents will be paid out upon vesting of the PSUs, but no such Dividend Equivalents will be payable to the extent the awards fail to vest or are forfeited, or the performance goals are not met. PSUs confer no voting rights with respect to the underlying shares prior to vesting and payout.

Other Compensation
Health and Retirement Plans
The named executive officers all participate in the Company’s regular employee benefit programs, including the 401(k) Plan with Company match, stock, group life insurance, group medical and dental coverage and other group benefit plans. The Company offers participation in an Employment Stock Purchase Plan that provides employee with a 10% discount on the purchase of Company stock. The Company also maintains a non-qualified retirement plan (the “Deferred Compensation Plan”) for our executives and highly compensated employees. The Deferred Compensation Plan provides other benefits as described below under the section titled “Non-Qualified Deferred Compensation.”
Perquisites and Other Personal Benefits
In addition to the total direct compensation and benefits described above, the Company provides its named executive officers with certain perquisites as approved by the Board and noted in the footnote to the "Summary Compensation Table" on page 43 under the section titled “Executive Compensation.” These perquisites provide added security and efficiency. The specific perquisites provided to the named executive officers are as follows:
•All named executive officers are eligible to receive an automobile allowance, reimbursements for related vehicle expenses, and an annual executive physical.
•Mr. Rollins also receives the following perquisites:
◦use of the Company’s aircraft for his personal travel;
◦payment of variable costs of Mr. Rollins' aircraft for his personal use;
◦personal use of the Company’s executive dining room; and
◦personal use of the Company’s storage space.
Executive Employment Arrangements
While we do not have employment agreements with any of our named executive officers, the initial terms and conditions of employment for certain of our named executive officers are set forth in written employment offer letters. Also, as part of modernization efforts, we are currently considering employment agreements for certain of our named executive officers, which would likely provide for multiples of total cash compensation, including salary and bonus, and equity vesting on a full or pro-rated basis, upon severance and/or severance in connection with a change of control.
Compensation Setting Process
Role of the Human Capital Management and Compensation Committee
Under its charter, the Human Capital Management and Compensation Committee is responsible for, among other things:
•reviewing our overall executive compensation philosophy and strategy, including base salary, performance-based incentive cash compensation, and equity-based grants, to confirm that the strategy supports our compensation policy; and
•reviewing and approving corporate goals and objectives relevant to the compensation of the executive officers, including the CEO, and evaluating each such executive officer’s performance in light of such goals and objectives, and setting each executive officer’s compensation based on this evaluation.
The Human Capital Management and Compensation Committee is composed of three non-employee directors, Mr. Jerry W. Nix (Chairperson), Gregory B. Morrison and Louise S. Sams, each of whom is independent.

The Human Capital Management and Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of any compensation consultant, legal counselor or other advisor to assist the Committee in the performance of its duties, and shall be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, legal counsel or other advisor so retained. The Human Capital Management and Compensation Committee may also, from time to time, and in its discretion, formally delegate all or a portion of its authority with respect to the executive officers to subcommittees; provided that such subcommittees must meet the Committee’s composition requirements set forth in its charter or under any applicable federal or state laws.
Role of Management
The Human Capital Management and Compensation Committee solicits input from the Chairman and the Chief Executive Officer and President with respect to the performance of the other executive officers and their compensation levels. The Vice President of Human Resources also provides the Human Capital Management and Compensation Committee with input as it pertains to the compensation of all executive officers.
Role of the Human Capital Management and Compensation Committee Consultant
Since 2021, Mercer has served as the Company's independent compensation consultant. In selecting Mercer the Human Capital Management and Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Mercer. The Human Capital Management and Compensation Committee members took into account, among other things, the factors enumerated by the SEC and NYSE for evaluating compensation advisor independence, including, without limitation, the engagements and fees described below, and concluded that Mercer is independent and that no conflict of interest exists. Mercer attended all Human Capital Management and Compensation Committee meetings in 2023 and advised the Human Capital Management and Compensation Committee with respect to 2023 executive compensation decisions. The Human Capital Management and Compensation Committee at any time has sole authority to replace its compensation consultant, or from time to time, hire additional consultants, legal counsel and such other advisors as necessary to assist with the execution of its duties and responsibilities.
During Mercer’s engagement in 2023, Mercer reviewed the Company’s director and executive officer compensation strategy and programs to confirm appropriateness and market-competitiveness. Mercer’s fees for director and executive compensation consulting services provided to the Human Capital Management and Compensation Committee in 2023 were $156,250.
The Role of Shareholder Say-on-Pay Votes
We provide our shareholders with the opportunity to cast a non-binding advisory vote on executive compensation (a “say-on-pay proposal”) every three years. At our annual meeting of shareholders held in April 2023, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Human Capital Management and Compensation Committee believes this affirms the shareholders’ support of our approach to executive compensation. The shareholders voted to hold a say-on-pay advisory vote on executive compensation every three years, and the Board accepted the shareholders’ recommendation. The Human Capital Management and Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our executive officers.
Peer Group Benchmarking Analysis
As part of its executive compensation review for 2023, the Human Capital Management and Compensation Committee asked Mercer to update the peer group that serves as a primary comparator group for assessing the competitiveness of the Company’s executive compensation. As part of this process, Mercer recommended a peer group comprised of 18 companies, with each peer having revenue between 1/3 to 2.5 times the Company’s revenue. The appropriateness of the peer group was based on the industry, size, organizational type, and comparability of business complexity. The Peer Group companies generally had a majority of operations in the environmental and facilities services industry, and variations in their revenues, assets and market capitalization versus the Company were considered when the group was selected. Where possible, each company position was compared to industry data using functional counterparts or executives with similar roles at the peer companies, as well as compensation data disclosed in proxy statements filed in 2023.

The Human Capital Management and Compensation Committee considered the peer group benchmarking analysis provided by Mercer comparing the compensation components of salary, annual incentives, long-term incentives, and total compensation of the Company’s CEO and other executive officers relative to pay programs of the selected peer group. The Human Capital Management and Compensation Committee believes the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.
The following companies were included in the Peer Group for 2023:

Company Name	Industry
ABM Industries Incorporated	Environmental and Facilities Services
Brightview Holdings, Inc.	Environmental and Facilities Services
The Brink's Company	Security and Alarm Services
Casella Waste Systems, Inc.	Environmental and Facilities Services
Clean Harbors, Inc.	Environmental and Facilities Services
Comfort Systems USA, Inc.	Construction and Engineering
Frontdoor, Inc.	Specialized Consumer Services
Harsco Corporation	Environmental and Facilities Services
Healthcare Services, Group, Inc.	Diversified Support Services
Iron Mountain Incorporated	Other Specialized REITs
Lennox International Inc.	Building Products
The Scotts Miracle-Gro Company	Fertilizers and Agricultural Chemicals
Service Corporation International	Specialized Consumer Services
Stericycle, Inc.	Environmental and Facilities Services
Terminix Global Holdings, Inc.	Specialized Consumer Services
Unifirst Corporation	Diversified Support Services
US Ecology, Inc.	Environmental and Facilities Services
Waste Connections, Inc.	Environmental and Facilities Services
Policies Regarding Stock Ownership by Executive Officers
Stock Ownership Guidelines
We currently have Stock Ownership Guidelines (the “Guidelines”) for our executive officers and other key executives as designated by the Human Capital Management and Compensation Committee. The purpose of these Guidelines is to align the interests of our executives with the interests of our shareholders. The current Guidelines as determined by the Human Capital Management and Compensation Committee include:

Title	Stock Ownership Requirements
Chairman of the Board and Rollins, Inc. President and Chief Executive Officer	Ownership equal to 5 times base salary
Other Rollins Officers, President of Orkin, LLC, and President of Rollins' Brands	Ownership equal to 3 times base salary
Division Presidents, Brand Presidents and Group Vice Presidents	Ownership equal to 2 times base salary
Participants under the Guidelines have a period of five years to adhere to the Guidelines. Participants have their individual ownership amount established based upon their annual base salary at the time they became subject to the Guidelines and the Company’s average closing common stock price for the prior 90-day period. Promotions into a different position category require recalculation of a Participant’s ownership amounts, as appropriate.

Shares counted toward this requirement are based on shares beneficially owned by such participant (as beneficial ownership is defined by Rule 16a-1(a)(2) under the Exchange Act).
Once achieved, ownership of the amount under the Guidelines should be maintained for as long as the participant is subject to the Guidelines.
In addition, the Human Capital Management and Compensation Committee has approved and adopted stock ownership guidelines applicable to our non-employee directors. Information with respect to our non-employee directors’ stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 17.
Our Policies Regarding Hedging and Pledging
Our insider trading policy prohibits all employees, including named executive officers, and all directors, from selling short Company securities, and from purchasing or selling puts, calls, or other derivative securities at any time. Our policy also strongly discourages all employees, as well as directors and named executive officers, from pledging our securities, or otherwise subjecting them to margin calls or the ability to be sold outside of the owner’s control. Our directors and named executive officers are subject to additional prohibitions on hedging. The policy also requires our employees, including the named executive officers, and directors, to take responsibility for compliance with the policy by certain of their family members and affiliates under their control.
Clawback Policy
We have an executive clawback policy, adopted in 2023, and effective as of October 2, 2023, to recover certain erroneously awarded compensation received by our Section 16 officers on or after the effective date, in the event the Company is required to prepare an accounting restatement. This policy is intended to comply with the SEC and NYSE requirements. The policy requires mandatory recuperation of certain incentive-based compensation regardless of fault or involvement. Also, our executive bonus agreements contain a provision that provides that, among other things, if any bonus amount is paid as a result of misrepresented or inaccurate performance, the Company may require repayment of some or all of the excess bonus paid, subject to applicable laws. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies. As all incentives and awards remain within the discretion of the Human Capital Management and Compensation Committee, the Committee also retains the ability to take any restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with SEC financial reporting requirements, that the Chief Executive Officer and Chief Financial Officer must disgorge bonuses and other incentive-based compensation and profits on stock sales received during the 12-months following publication of the restated financials, if the non-compliance results from misconduct.
Tax Deductibility of Compensation
As a result of the Tax Cuts and Jobs Act, starting with compensation payable in 2018, Section 162(m) of the Internal Revenue Code limits us from deducting compensation, including performance-based compensation, in excess of $1,000,000 paid to our executive officers. The Human Capital Management and Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain and reward successful executive officers. Therefore, the Human Capital Management and Compensation Committee anticipates that it will award compensation that is not fully deductible under Section 162(m).
HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT
The Human Capital Management and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Human Capital Management and Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Human Capital Management and Compensation Committee of the Board of Directors
Jerry W. Nix, Chairperson
Gregory B. Morrison
Louise S. Sams
This report of the Human Capital Management and Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICER COMPENSATION & BENEFITS
SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation awarded to, earned by and/or paid to each of our named executive officers for the years indicated below:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Equity Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
				RSA	PSU
Gary W. Rollins	2023	1,449,000	—	1,628,100	802,915	2,148,142	545,489	6,573,646
Executive Chairman	2022	1,449,000	—	3,564,000	—	2,173,500	573,704	7,760,204
	2021	1,400,000	—	4,458,000	—	2,100,000	435,601	8,393,601
Jerry E. Gahlhoff, Jr.	2023	1,000,000	—	2,623,955	1,294,070	1,785,000	40,864	6,743,889
President and Chief Operating Officer	2022	690,000	—	1,188,000	—	759,000	42,836	2,679,836
	2021	600,000	—	1,300,250	—	708,000	32,155	2,640,405
Kenneth D. Krause	2023	702,000	—	1,052,838	519,206	835,380	228,470	3,337,894
Executive Vice President, Chief Financial Officer	2022	212,885	930,000	2,500,034	—	337,500	465,624	4,446,043
and Treasurer	2021	—	—	—	—	—	—	—
John F. Wilson	2023	400,000	—	298,485	147,173	355,000	38,163	1,238,821
Vice Chairman and Assistant to the Chairman	2022	983,250	—	1,485,000	—	1,229,063	43,390	3,740,703
	2021	950,000	—	2,229,000	—	1,187,500	39,344	4,405,844
Elizabeth B. Chandler	2023	538,200	—	301,199	148,528	480,344	36,019	1,504,290
Vice President, General Counsel and Corporate	2022	517,500	—	356,400	—	388,125	36,913	1,298,938
Secretary	2021	500,000	—	835,875	—	355,000	32,132	1,723,007
(1)The amounts reported in this column represent for Mr. Krause, a one-time cash sign-on bonus and a one-time make-whole cash bonus in the amounts of $500,000 and $430,000, respectively, paid pursuant to the terms of the Offer Letter dated July 25, 2022, between the Company and Mr. Krause.
(2)The amounts reported in these columns represent the aggregate grant date fair value of restricted stock and performance share units awarded to each named executive officer under our 2018 Stock Incentive Plan during the fiscal years 2023, 2022 and 2021, as applicable, in accordance with FASB ASC Topic 718. Because these values are determined as of the date of grant and based on certain assumptions, including assumptions regarding the outcome of certain performance and market conditions, actual values received by the NEOs may be lower or higher from the numbers presented here. Please refer to Note 13 – Stockholder Equity to our consolidated financial statements contained in our 2023 Form 10-K for the period ending December 31, 2023, for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. The fair value presented for the PSUs assumes that the 3-year CAGR and the Adjusted EBITDA Margin portions of the award will cliff vest at target levels, and fair value for these portions of the PSUs was calculated by multiplying this target number of shares by the closing price on the grant date. A Monte Carlo simulation was used to value the TSR Modifier portion of the award, since the modifier is subject to a market condition, and this requires certain assumptions to be made. Significant assumptions used in the Monte Carlo valuation included volatility rate of 32% and a risk-free interest rate of 4.38%. If the maximum level of performance is achieved, the grant date fair values of the PSUs would be $1,605,831 for Gary W. Rollins; $2,588,141 for Mr. Gahlhoff; $1,038,413 for Mr. Krause; $294,346 for Mr. Wilson; and $297,057 for Ms. Chandler.
(3)The amounts reported in this column represent bonuses paid under the Company’s performance-based incentive cash compensation plan, which are accrued in the fiscal year earned and paid in the first quarter of the following fiscal year.

(4)The amounts reported in this column include perquisites and other benefits of the types indicated in the following table:

	Perquisites
Name	Personal Use of Aircraft(a) ($)	Auto Allowance ($)	Use of Executive Dining Room(b) ($)	Executive Physical ($)	Relocation Expenses(c) ($)	Company Contribution to 401(k) Plan ($)	Tax Gross- Ups(d) ($)	Total ($)
Gary W. Rollins	333,710	22,124	141,902	2,605	—	13,725	31,423	545,489
Jerry E. Gahlhoff, Jr.	—	27,139	—	—	—	13,725	—	40,864
Kenneth D. Krause	—	36,674	—	—	125,353	13,725	52,718	228,470
John F. Wilson	—	21,877	—	2,561	—	13,725	—	38,163
Elizabeth B. Chandler	—	19,293	—	3,001	—	13,725	—	36,019
(a)The amount reported in this column for Mr. Rollins represents (1) the incremental costs to the Company for Mr. Rollins’ personal use of the Company’s aircraft (calculated based on the actual variable costs to the Company of Mr. Rollins’ proportionate use of the Company aircraft) and (2) the variable costs paid by the Company for Mr. Rollins personal use of Mr. Rollins' aircraft (these variable costs include fuel, landing fees, pilot expenses, insurance, training and subscriptions).
(b)The amount reported in this column represents the incremental costs to the Company for Mr. Rollins’ use of the Company’s executive dining room.
(c)The amount reported in this column represents the aggregate incremental costs to the Company for Mr. Krause's relocation to Atlanta, Georgia where the Company's corporate headquarters are located.
(d)The amounts reported in this column represent, for Mr. Rollins, the tax gross-up related to Mr. Rollins’ personal use of the Company aircraft, and for Mr. Krause, the tax gross-up related to Mr. Krause's relocation to Atlanta, Georgia.

GRANTS OF PLAN-BASED AWARDS IN 2023
The following table shows for the year ended December 31, 2023, certain information regarding grants of plan-based awards to our named executive officers.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Awards: Number of Shares of Stock or Units(5) (#)	Grant Date Fair Value of Stock or Units Awards(6) ($)
Name	Award Type	Grant Date(1)	Committee Approval Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary W. Rollins	RSA	2/16/2023	2/14/2023	—	—	—	—	—	—	45,000	1,628,100
	PSU	2/16/2023	2/14/2023	—	—	—	9,000	22,500	45,000	—	802,915
	Cash Incentive	—	—	1,358,438	1,811,250	2,264,063	—	—	—	—	—
Jerry E. Gahlhoff, Jr.	RSA	2/16/2023	2/14/2023	—	—	—	—	—	—	72,525	2,623,955
	PSU	2/16/2023	2/14/2023	—	—	—	14,505	36,264	72,525	—	1,294,070
	Cash Incentive	—	—	1,125,000	1,500,000	1,875,000	—	—	—	—	—
Kenneth D. Krause	RSA	2/16/2023	2/14/2023	—	—	—	—	—	—	29,100	1,052,838
	PSU	2/16/2023	2/14/2023	—	—	—	5,820	14,550	29,100	—	519,206
	Cash Incentive	—	—	526,500	702,000	877,500	—	—	—	—	—
John F. Wilson	RSA	2/16/2023	2/14/2023	—	—	—	—	—	—	8,250	298,485
	PSU	2/16/2023	2/14/2023	—	—	—	1,650	4,125	8,250	—	147,173
	Cash Incentive	—	—	225,000	300,000	375,000	—	—	—	—	—
Elizabeth B. Chandler	RSA	2/16/2023	2/14/2023	—	—	—	—	—	—	8,325	301,199
	PSU	2/16/2023	2/14/2023	—	—	—	1,665	4,164	8,325	—	148,528
	Cash Incentive	—	—	302,738	403,650	504,563	—	—	—	—	—
(1)The dates reported in this column represent the grant date for the equity-based awards.
(2)The dates reported in this column represent the date the Human Capital Management and Compensation Committee approved the equity-based awards.

(3)The amounts reported in these columns represent potential payouts of non-equity incentive cash bonus awards granted under the 2023 Executive Bonus Plan for each named executive officer, determined as of the date they were granted. These are the amounts that would have been earned if the performance goals had been met at threshold, target, and maximum levels, respectively. See “Compensation Discussion and Analysis -- Performance-Based Cash Incentive” above for more information about the structure of these bonus awards. Actual payouts were based upon actual 2023 performance levels and therefore differ from what is shown here. Actual payouts for 2023 are set forth in the "Summary Compensation Table" on page 43 under “Non-Equity Incentive Plan Compensation.”

(4)The amounts reported in these columns represent the number of shares that may become payable under the PSUs awarded in fiscal year 2023 to our named executive officers, assuming achievement of “threshold,” “target” and “maximum” levels of both performance goals and the Relative TSR Goal for the TSR Modifier. These goals are described in more detail under “Compensation Discussion and Analysis -- Equity-Based Awards” above. PSUs also provide entitlement to certain Dividend Equivalents as described above.

(5)The amounts reported in this column represent RSAs granted under our 2018 Stock Incentive Plan in fiscal year 2023 to our named executive officers.

(6)The amounts reported in this column represent the aggregate grant date fair value of restricted stock and performance share units at target level awarded to each named executive officer under our 2018 Stock Incentive Plan during fiscal year 2023, in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs set forth in this column is based on the “probable outcome” (which as of grant date was target attainment) of the performance and market conditions of these awards and using the same methodology described above in Footnote 2 to the "Summary Compensation Table" on page 43. These values may not match the actual amount realized by the NEOs, which could be higher or lower than what is presented here.

Description of Plan-Based Awards

Non-Equity Incentive Plan Awards. The cash incentive awards shown in the table “Grants of Plan-Based Awards in 2023” were granted under the 2023 Executive Bonus Plan. The material terms of the Plan and these awards are described above under “Compensation Discussion and Analysis” in the section entitled “Fiscal 2023 Named Executive Officer Compensation Details—Performance-Based Cash Incentive.” The 2023 Executive Bonus Plans are filed as exhibits to our 2022 Form 10-K for the period ending December 31, 2022.

Equity Incentive Plan Awards. The PSUs shown in the table “Grants of Plan-Based Awards in 2023” were granted under, and are subject to, the terms of our 2018 Stock Incentive Plan. The material terms of such awards are described under “Compensation Discussion and Analysis” in the section entitled “Fiscal 2023 Named Executive Officer Compensation Details—Equity-Based Awards.” The form agreements for the PSUs are filed as exhibits to our 2023 Form 10-K for the period ending December 31, 2023.

Time-Lapsed Restricted Stock. The RSAs shown in the table “Grants of Plan-Based Awards in 2023” are subject to the terms of our 2018 Stock Incentive Plan, and are described under “Compensation Discussion and Analysis” in the section entitled “Fiscal 2023 Named Executive Officer Compensation Details—Equity-Based Awards.” The form agreements for the RSAs are filed as exhibits to 2022 Form 10-K for the period ending December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below sets forth the total number of restricted shares of Common Stock and performance share units outstanding at December 31, 2023 and held by the Company’s named executive officers but which have not yet vested, together with the market value of these unvested shares based on the $43.67 closing price of our Common Stock on December 29, 2023 (the last trading day of the year). The Company does not have any outstanding option awards held by the named executive officers.

	Restricted Stock Awards			Performance Share Unit Awards
Name	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Number of Unearned Units That Have Not Vested (#)	Market Value of Unearned Units That Have Not Vested ($)
Gary W. Rollins	26,100	(1)	1,139,787	45,000(7)	1,965,150(9)
	41,100	(2)	1,794,837
	69,750	(3)	3,045,983
	96,000	(4)	4,192,320
	96,000	(5)	4,192,320
	45,000	(6)	1,965,150
Jerry E. Gahlhoff, Jr.	3,600	(1)	157,212	72,525(7)	3,167,167(9)
	5,700	(2)	248,919
	9,630	(3)	420,542
	28,000	(4)	1,222,760
	32,000	(5)	1,397,440
	72,525	(6)	3,167,167
Kenneth D. Krause	48,791	(8)	2,130,703	29,100(7)	1,270,797(9)
	29,100	(6)	1,270,797
John F. Wilson	13,500	(1)	589,545	8,250(7)	360,278(9)
	21,240	(2)	927,551
	36,000	(3)	1,572,120
	48,000	(4)	2,096,160
	40,000	(5)	1,746,800
	8,250	(6)	360,278
Elizabeth B. Chandler	2,700	(1)	117,909	8,325(7)	363,553(9)
	4,800	(2)	209,616
	13,500	(3)	589,545
	18,000	(4)	786,060
	9,600	(5)	419,232
	8,325	(6)	363,553
(1)These awards of time-lapse restricted stock were granted to the named executive officers on 1/23/2018 and became fully vested on 1/23/2024.
(2)These awards of time-lapse restricted stock were granted to the named executive officers on 1/22/2019 and are scheduled to fully vest on 1/22/2025.
(3)These awards of time-lapse restricted stock were granted to the named executive officers on 1/28/2020 and are scheduled to fully vest on 1/28/2026.
(4)These awards of time-lapse restricted stock were granted to the named executive officers on 1/26/2021 and are scheduled to fully vest on 1/26/2027.

(5)These awards of time-lapse restricted stock were granted to the named executive officers on 1/26/2022 and are scheduled to fully vest on 1/26/2027.
(6)These awards of time-lapse restricted stock were granted to the named executive officers on 2/16/2023 and are scheduled to fully vest on 2/16/2027.
(7)These awards of performance share units were granted to the named executive officers on 2/16/2023 and are scheduled to cliff vest on 12/31/2025, subject to performance and market criteria.
(8)This award of time-lapse restricted stock was granted to Mr. Krause on 9/1/2022 and is scheduled to fully vest on 1/1/2025.
(9)This market value shows the maximum payout. Actual values received by the NEOs may be lower from the numbers presented here.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth the number of shares of Common Stock acquired by the named executive officers and the aggregate value realized upon the vesting of stock during the fiscal year ended December 31, 2023. None of our named executive officers owned any stock options that were exercised in 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Gary W. Rollins	146,250	5,280,350
Jerry E. Gahlhoff, Jr.	28,710	1,036,896
Kenneth D. Krause	24,395	891,637
John F. Wilson	71,620	2,585,498
Elizabeth B. Chandler	18,390	662,936
(1)The amounts in this column represent the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION
On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management and/or highly compensated employees selected by the committee administering the Deferred Compensation Plan. All of the executive officers are eligible to participate in the Company’s Deferred Compensation Plan. The table below sets forth the contributions made to the Deferred Compensation Plan, the aggregate earnings in 2023 and the balances as of December 31, 2023 for each named executive officer under the Deferred Compensation Plan:

Name	Executive contributions in last FY(1) ($)	Registrant contributions in last FY ($)	Aggregate earnings/(losses) in last FY(2) ($)	Aggregate withdrawals/ distributions	Aggregate balance at last FYE ($)
Gary W. Rollins	-	-	(15,725)	-	125,496
Jerry E. Gahlhoff, Jr.	-	-	(15,745)	-	122,863
Kenneth D. Krause	-	-	-	-	-
John F. Wilson	350,631	-	202,657	-	3,668,192
Elizabeth B. Chandler	-	-	-	-	-
(1)This column reports the actual amounts of base salary deferred by the named executive officers in 2023 under the Deferred Compensation Plan, which is included in the "Summary Compensation Table" on page 43.
(2)This column reports earnings or losses on compensation that the named executive officers elected to defer under the Deferred Compensation Plan. These amounts do not represent above-market or preferential earnings and therefore are not included in the "Summary Compensation Table" on page 43.
The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 85% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary contributions to participant accounts but has not done so since 2011.
Under the Deferred Compensation Plan, salary and bonus deferrals are fully vested. Any discretionary contributions are subject to vesting in accordance with the matching contribution-vesting schedule set forth in the Rollins 401(k) Savings Plan in which a participant participates.
Accounts are credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain “Measurement Funds.” Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant’s selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company’s other unsecured and unsubordinated indebtedness. The Company has established a “rabbi trust,” which it uses to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company’s obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.
Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant’s death, disability, retirement or other termination of employment (a “Termination Event”). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

401(k) PLAN
The Company maintains the Rollins 401(k) Savings Plan, a defined contribution qualified retirement plan (the “401(k) Plan”). Participants in the 401(k) Plan may make before-tax and Roth after-tax contributions, subject to IRS limits, and the Company makes matching contributions. Participants may also make rollover contributions to the 401(k) Plan. Previously, participants were permitted to make non-Roth after-tax contributions. The full amount of a participant’s vested benefit is payable upon his termination of employment, retirement, total and permanent disability, death or age 59½. The forms of benefit payment under the 401(K) Plan are dependent upon the vested account balance. If the participant’s vested account balance is greater than $1,000 up to and including $5,000 upon termination of employment, a participant may roll their distribution into another qualified plan or an individual retirement plan of their choice, or it will be rolled into a Prudential individual retirement account. If the account balance is equal to or less than $1,000, the participant may roll their vested balance into another qualified plan or take a lump sum distribution. If the participant’s account balance is greater than $5,000 upon termination of employment, they can leave their funds in the Plan, take a full or partial lump sum distribution, take systematic distributions or roll their vested assets into another qualified plan or individual retirement account. A participant may withdraw before-tax and Roth contributions upon specified instances of financial hardship. A participant may withdraw all or any portion of their non-Roth after-tax account and rollover account at any time. Amounts contributed by the Company to the accounts of named executive officers as matching contributions under the 401(k) Plan are included in the “All Other Compensation” column of the "Summary Compensation Table" on page 43.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table and accompanying discussion describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. There are no other agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment, except as described below. Any agreement to provide additional payments or benefits to a terminating executive officer would be in the discretion of the Human Capital Management and Compensation Committee. The executive officers are not entitled to additional benefits at death or disability per the terms of the defined benefit plan. The executive officers can choose to receive the amounts accumulated in the Deferred Compensation Plan either as a lump sum or in installments at retirement, death or disability. These amounts have been disclosed under the “Non-Qualified Deferred Compensation” section on page 50.
Unvested Equity Awards. Under our Time-Lapse Restricted Stock Award Agreements and our Performance Share Unit Award Agreements (the “Equity Award Agreements”), if a named executive officer’s employment with the Company terminates at any time prior to the vesting of any restricted stock or performance share units issued under the Equity Award Agreements, the named executive officer shall forfeit all unvested restricted stock or performance stock units, except where termination was due to certain circumstances specified in the agreements, such as permanent disability, death or a change in control. Treatment of unvested awards varies with the reason for the termination, the type of award, and the year in which the award was granted, as described in more detail below:
•Death. Under our RSA agreements, in the event of death of a named executive officer, all unvested restricted stock shall vest immediately. Under our PSU award agreements, if employment terminates due to death before the cliff vesting occurs, the award will vest at target levels for the CAGR and Adjusted EBITDA Margin components, as if target performance had been achieved, without regard to actual performance. Nothing will vest for the TSR Modifier, regardless of actual performance.
•Change in Control. In an event of a "change in control," as determined by our Board of Directors, unvested restricted stock shall vest immediately. The PSU award agreements do not contain any change in control provisions.
•Disability. Our RSA agreements provide for accelerated vesting of a prorated amount of restricted stock upon permanent disability. The proration allows the NEO to receive a fraction of the award equal (in total, including any shares that have already vested under the award) to the number of months from the grant date to the date of permanent disability, divided by the number of months in the vesting period for the award. Under our PSU agreements, if employment terminates due to disability before cliff vesting occurs, the award will vest at target levels for the CAGR and Adjusted EBITDA Margin components, as if target performance had been achieved, without regard to actual performance. Nothing will vest for the TSR Modifier, regardless of actual performance.
•Retirement. None of our RSA and PSU agreements provide for vesting at retirement.
The Executive Bonus Plan agreements require the award recipient to remain employed through the end of the year, subject to certain exceptions only for certain transfers and promotions. No provision is made under these agreements for payouts to individuals whose employment has terminated for any reason prior to the end of the year, including due to death, disability, retirement, or change in control.
The table below shows the incremental restricted shares and performance share units that would become vested under the relevant Equity Award Agreement as of December 31, 2023, at the closing market price of

$43.67 per share for our Common Stock, as of that date, in the case of retirement, death, disability or change in control.

		Equity Awards
Name		Number of shares underlying unvested stock (#)	Unrealized value of unvested stock ($)
Gary W. Rollins	Retirement	-	-
	Death	388,950	16,985,447
	Disability	212,789	9,292,521
	Change in Control	388,950	16,985,447
Jerry E. Gahlhoff, Jr.	Retirement	-	-
	Death	175,630	7,669,762
	Disability	79,669	3,479,156
	Change in Control	175,630	7,669,762
Kenneth D. Krause	Retirement	-	-
	Death	87,591	3,825,099
	Disability	36,092	1,576,141
	Change in Control	87,591	3,825,099
John F. Wilson	Retirement	-	-
	Death	169,740	7,412,546
	Disability	97,352	4,251,402
	Change in Control	169,740	7,412,546
Elizabeth B. Chandler	Retirement	-	-
	Death	59,700	2,607,099
	Disability	32,347	1,412,624
	Change in Control	59,700	2,607,099
Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•Accrued salary and vacation pay
•Distributions of plan balances under the 401(k) plan, as described on page 51
•Non-Qualified Deferred Compensation
Change in Control or Severance. The Company does not have any severance for its executive officers. However, upon the occurrence of a “Change in Control,” as determined by the Board of Directors, all unvested restricted stock shall immediately vest.

PAY RATIO DISCLOSURE
As required by the SEC rules, we are providing the ratio of our median employee’s annual total compensation (the median of the total compensation of all our employees, excluding our principal executive officer) to the total annual compensation of Jerry E. Gahlhoff, Jr., who served as our principal executive officer (“PEO”) during fiscal year 2023.
The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. We believe our compensation philosophy and process yield an equitable result.

Median Employee annual total compensation for 2023	$57,200
PEO annual total compensation for 2023	$6,743,889
Ratio of PEO to Median Employee compensation for 2023	118:1
In determining the median employee, a listing was prepared of all employees as of December 31, 2023.
As of December 31, 2023, we had approximately 19,000 employees, including approximately 2,000 international employees and approximately 17,000 employees in the United States. For purposes of identifying the median employee, we (i) used the annual base salaries and bonuses of all employees employed by the Company or its consolidated subsidiaries as of December 31, 2023 (including our employees in Canada (approximately 1,158 employees) but excluding our employees located in the United Kingdom (approximately 320), Singapore (approximately 80), and Australia (approximately 350) (approximately 750 excluded international employees)), other than Mr. Gahlhoff, resulting in approximately 18,000 employees included in the calculation; (ii) ranked the total base salary and bonus amounts of all employees in (i), except Mr. Gahlhoff, from lowest to highest; and (iii) selected the median employee based on the total amount. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided were excluded. For this purpose, annual base salary plus bonus was calculated using W-2 wages, excluding any equity awards, and in the case of international employees, the local equivalent.
The pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratios reported by other companies.

PAY VERSUS PERFORMANCE
In accordance with the SEC’s regulations, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) and certain financial performance of the Company for the years ended December 31, 2023, 2022, 2021, and 2020. For further information concerning the Company’s compensation philosophy see section titled "Executive Compensation – Compensation Discussion and Analysis” on page 31.
Pay versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(4)	Net Income ($)(5)	Pre-Tax Profit ($)(6)
2023	6,743,889	9,226,265	3,163,663	4,851,471	207	194	434,957,000	586,257,000
2022	7,760,204	9,213,035	2,629,526	2,960,216	171	151	368,599,000	498,917,000
2021	8,393,601	6,163,785	2,220,844	905,146	158	159	356,565,000	482,485,000
2020	5,475,195	14,029,693	2,094,217	5,109,905	179	121	266,756,000	362,716,000

1.The dollar amounts reported in these columns are (i) the amount of total compensation in the “Total” column of the "Summary Compensation Table" reported for (a) Jerry E. Gahlhoff for the year 2023 when he served as the Company’s Chief Executive Officer and (b) Gary W. Rollins for the years 2022, 2021, and 2020 when he served as the Company’s Chief Executive Officer, and (ii) the average of the amounts reported for the Company’s remaining NEOs as a group in the “Total” column of the "Summary Compensation Table" in each applicable year. The names of the remaining NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

Year	Non-PEO NEOs
2023	Gary W. Rollins, Kenneth D. Krause, John F. Wilson and Elizabeth B. Chandler
2022	Jerry E. Gahlhoff, Jr., Kenneth D. Krause, Julie K. Bimmerman, John F. Wilson and Elizabeth B. Chandler
2021	Jerry E. Gahlhoff, Jr., P. Edward Northen, Julie K. Bimmerman, John F. Wilson and Elizabeth B. Chandler
2020	Jerry E. Gahlhoff, Jr., Randall R. Rollins, P. Edward Northen, John F. Wilson and Elizabeth B. Chandler

2.The amounts reported in these columns represent the amount of “compensation actually paid” to (a) Jerry E. Gahlhoff for the year 2023 and (b) Gary W. Rollins for the years 2022, 2021, and 2020, and on average, to all other NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Jerry E. Gahlhoff or Gary W. Rollins or to the other NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Jerry E. Gahlhoff or Gary W. Rollins’s total compensation, and to the average total compensation for the other NEOs as a group, for each year to determine the compensation actually paid:

	2023		2022		2021		2020
	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)	PEO ($)	Average non-PEO NEOs ($)
Summary Compensation Table Total	6,743,889	3,163,663	7,760,204	2,629,526	8,393,601	2,220,844	5,475,195	2,094,217
Subtraction of Stock Awards	(3,918,025)	(1,224,611)	(3,564,000)	(1,224,687)	(4,458,000)	(1,129,360)	(2,846,575)	(1,143,772)
Addition of Year-End Equity Value	5,735,845	1,792,816	4,384,800	1,426,419	4,105,200	834,724	4,541,888	1,004,490
Change in Fair Value of Stock Awards granted in Prior Year	562,771	1,042,907	827,616	147,338	(1,758,348)	(283,712)	6,399,417	1,249,230
Addition of Fair Value Stock Awards that were granted and vested in the same FY	—	—	—	—	—	—	—	768,180
Change in Fair Value of Stock Awards granted during any prior FY that met the vesting conditions as of the end of the applicable FY	(11,764)	(24,458)	(399,921)	(62,357)	(321,024)	(64,051)	308,943	1,096,205
Subtraction of Stock Awards that failed to meet the vesting conditions	—	—	—	—	—	(708,066)	—	—
Subtraction of Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Defined Benefit and Pension	—	—	—	—	—	—	(10,385)	(7,801)
Application of dividends or other earnings paid during applicable FY prior to vesting date	113,549	101,155	204,336	43,977	202,356	34,767	161,210	49,157
Compensation Actually Paid	9,226,265	4,851,471	9,213,035	2,960,216	6,163,785	905,146	14,029,693	5,109,905

3.The amounts reported in this column represents the Company’s total cumulative Total Shareholder Return (“TSR”) for the fiscal years ended December 31, 2023, 2022, 2021 and 2020. The Company’s total cumulative TSR is the total shareholder return calculated as the profit or loss from net share price change, over a given period, including reinvestment of dividends.

4.The amounts reported in this column represents the weighted Peer Group TSR (“Peer Group TSR”) for the fiscal years ended December 31, 2023, 2022, 2021 and 2020. The Peer Group TSR is weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P 500 Commercial Services & Supplies Index.

5.The amounts reported in this column represent the amount of Net Income reflected in the Company’s audited financial statements for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

6.Pre-Tax Profit, which is calculated as consolidated income before taxes, represents the most important financial measure used by the Company to link compensation actually paid to its named executive officers for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.
Relationship between Financial Performance Measures
The following graphs further illustrate the relationship between the compensation actually paid to the PEO and the average compensation actually paid to the other NEOs during the fiscal years ended December 31, 2023, 2022, 2021 and 2020, to each (1) Company and Peer Group total shareholder return, (2) net income, and (3) pre-tax profit. Compensation actually paid for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Pay Versus Performance Tabular List
The following table lists (in no specific order) the most important financial performance measures used by the Company to link compensation actually paid to our NEOs in 2023 to the performance of the Company.

Revenue
Pre-Tax Profit
Stock Price
Adjusted EBITDA

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Our employees prepare these reports for our directors and executive officers who request them on the basis of information obtained from them and from our records. Based on information available to us during fiscal year 2023, and representations made to us by the reporting persons, we believe that all reports were made in a timely manner other than one Form 4 for each of Gary W. Rollins, John F. Wilson, Jerry E. Gahlhoff, Jr., Kenneth D. Krause, Elizabeth B. Chandler and Traci Hornfeck, which were filed one day late on February 21, 2023 due to an administrative error.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of March 1, 2024 by:
•Each of our named executive officers;
•Each of our directors and director nominees;
•All of our current executive officers, directors and director nominees as a group; and
•Each beneficial owner of more than 5% of our common stock.
The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Unless otherwise indicated, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o of Rollins, Inc., 2170 Piedmont Road, NE Atlanta, Georgia. The information provided in the table below is based on our records, information filed with the SEC, on which we are relying pursuant to applicable SEC regulations, and information provided to us.

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
5% Shareholders:
The Significant Shareholder Group	204,184,624	(2)	42.14%
Gary W. Rollins Voting Trust U/A dated September 14, 1994	180,238,857	(3)	37.20%
R. Randall Rollins Voting Trust U/A dated August 25, 1994	180,238,857	(4)	37.20%
LOR, Inc.	171,507,258	(5)	35.40%
The Vanguard Group	32,226,294	(6)	6.65%
Blackrock, Inc.	28,515,437	(7)	5.89%
Named Executive Officers:
Gary W. Rollins	15,404,743	(8)	3.18%
Jerry E. Gahlhoff, Jr.	302,130	(9)	**
Kenneth D. Krause	104,078	(10)	**
John F. Wilson	725,731	(11)	**
Elizabeth B. Chandler	99,709	(12)	**
Directors and Director Nominees:
Susan R. Bell	3,859		**
Donald P. Carson	3,709		**
Patrick J. Gunning	3,709		**
P. Russell Hardin	7,927		**
Dale E. Jones	-		**
Gregory B. Morrison	3,709		**
Jerry W. Nix	3,709		**
Pamela R. Rollins	6,136,686	(13)	1.27%
Louise S. Sams	3,709		**
All Directors, Director Nominees and Named Executive Officers as a group (14 persons)	22,709,355	(14)	4.69%
(1)Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.
(2)Based upon information contained in a report on Schedule 13D filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2023 by the Significant Shareholder Group, which consists of Gary W. Rollins, Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins, and certain companies under their control.
(3)Based upon information contained in a report on Schedule 13D filed with the SEC on September 11, 2023, an aggregate of 180,238,857 shares of Company Common Stock are beneficially owned by the Gary W. Rollins Voting Trust U/A dated September 14, 1994 (the “GWR Voting Trust”). The amount shown for the GWR Voting Trust includes the following shares of Company Common Stock (a) 164,581,449 shares held by LOR, Inc., a Georgia corporation (the GWR Voting Trust has a 50% voting interest in LOR, Inc.); (b) 8,731,599 shares held by Rollins Holding Company, Inc., a Georgia corporation (the GWR Voting Trust has a 50% voting interest in Rollins Holding Company, Inc.); (c) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (d) 744,963 shares held by RFT Investment Company, LLC (LOR, Inc. is the manager of RFT Investment Company, LLC); and (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest.
(4)Based upon information contained in a report on Schedule 13D filed with the SEC on September 11, 2023, an aggregate of 180,238,857 shares of Company Common Stock are beneficially owned by the R. Randall Rollins Voting Trust U/A dated August 25, 1994 (the “RRR Voting Trust”). The amount shown for the RRR Voting Trust includes the following shares of Company Common Stock (a) 164,581,449 shares held by LOR, Inc., a Georgia corporation (the RRR Voting Trust has a 50% voting interest in LOR, Inc.); (b) 8,731,599 shares held by Rollins Holding Company, Inc., a Georgia corporation (the RRR Voting Trust has a 50% voting interest in Rollins Holding Company, Inc.); (c) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (d) 744,963 shares held by RFT Investment Company, LLC (LOR, Inc. is the manager of RFT Investment Company, LLC); and (e) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest.
(5)Based upon information contained in a report on Schedule 13D filed with the SEC on September 11, 2023, an aggregate of 171,507,258 shares of Company Common Stock are beneficially owned by LOR, Inc. The amount shown for LOR, Inc. includes the following shares of Company Common Stock (a) 2,235,811 shares held by RFA Management Company, LLC, a Georgia limited liability company, the manager of which is LOR, Inc.; (b) 744,963 shares held by RFT Investment Company, LLC (LOR, Inc. is the manager of RFT Investment Company, LLC); and (c) 3,945,035 shares held by RCTLOR, LLC, a Georgia limited liability company (LOR, Inc. is the managing member of RCTLOR, LLC). The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest.
(6)Based upon information contained in a report on Schedule 13G/A filed with the SEC on February 13, 2024, an aggregate of 32,226,294 shares of Company Common Stock are beneficially owned by The Vanguard Group’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. The Vanguard Group has shared power to vote or direct to vote 370,969 shares, sole power to dispose of or to direct the disposition of 31,039,156 shares, and shared power to dispose or to direct the disposition of 1,187,138 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)Based upon information contained in a report on Schedule 13G/A filed with the SEC on January 29, 2023 by Blackrock, Inc. (“Blackrock”), Blackrock beneficially owns an aggregate of 28,515,437 shares of Company Common Stock, as to which Blackrock has sole power to vote or direct to vote, 26,967,274 shares and sole power to dispose of or to direct the disposition of 28,515,437 shares. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A. The address for Blackrock is 50 Hudson Yards, New York, New York 10001.
(8)The amount shown for Mr. Rollins includes (a) 5,262,751 shares of Company Common Stock held directly by Mr. Rollins (297,800 shares of these are restricted stock awards for Company Common Stock); (b) 128,197 shares of Company Common Stock in the Company’s Dividend Reinvestment Plan; (c) 21,829 shares of Company Common Stock held in the Rollins 401(k) Savings Plan; (d) 8,306,635 shares held in a charitable trust of which he is a co-trustee and as to which he shares voting and investment power; (e) 959,538 shares held by seven trusts (the “Rollins Family Trusts”) for the benefit of the children and/or more remote descendants of his deceased brother, R. Randall Rollins; and (f) 701,034 shares held by the R. Randall Rollins 2012 Trust. (The trustee of each of the Rollins Family Trusts and the R. Randall Rollins 2012 Trust is a corporation over which Gary W. Rollins has the ability to assert control within sixty days.) Also, this amount includes 24,759 shares held by Mr. Rollins’ wife. The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person’s pecuniary interest. Mr. Rollins is part of the Significant Shareholder Group, as disclosed on the Schedule 13D filed with the SEC on September 11, 2023.
(9)The amount shown for Mr. Gahlhoff includes 151,455 shares of restricted stock awards for Company Common Stock and 33 shares of Company Common Stock in the Company’s employee stock purchase plan and 1,421 shares of Company Common Stock held in the Rollins 401(k) Savings Plan.
(10)The amount shown for Mr. Krause includes 77,891 shares of restricted stock awards for Company Common Stock.
(11)The amount shown for Mr. Wilson includes 166,990 shares of restricted stock awards for Company Common Stock and 37,135 shares of Company Common Stock in the Company’s purchase plan.
(12)The amount shown for Ms. Chandler includes 56,925 shares of restricted stock awards for Company Common Stock.
(13)The amount shown for Ms. Rollins includes (a) 490,049 shares of Company Common Stock held directly by Ms. Rollins, (b) 94,053 shares held by the 2002 Pamela R. Rollins Trust, as to which Ms. Rollins currently has the power to designate the members of the Investment Committee of the trustee, and (c) 139,516 shares held by nine family trusts which are trusts benefiting the grandchildren and more remote descendants of her deceased father, R. Randall Rollins (Ms. Rollins is a trustee of each such trust). Also, this amount includes 5,413,068 shares of Company Common Stock held by a charitable trust of which Ms. Rollins is co-trustee. Ms. Rollins disclaims any financial or pecuniary interest in these holdings. Ms. Rollins is part of the Significant Shareholder Group, as disclosed on the Schedule 13D filed with the SEC on September 11, 2023.
(14)Shares held in trusts as to which more than one director are co-trustees or entities in which there is common stock ownership have been included only once.
**Represents beneficial ownership of less than 1% of the Company’s outstanding common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Significant Shareholder Group controls approximately 42 percent of the Company’s voting power. The Significant Shareholder Group also controls in excess of fifty percent of the voting power of RPC, Inc. and Marine Products, Inc. All of the Company’s directors, with the exception of Messrs. Carson, Gahlhoff, Hardin, and Morrison and Ms. Sams, are also directors of RPC, Inc. and Marine Products Corporation.
Related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed and approved in advance, by our Nominating and Corporate Governance Committee. As set forth in the charter of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has the authority and responsibility to approve all related party transactions, including material amendments that are in compliance with applicable law, consistent with the Company’s corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to the Company. The Nominating and Corporate Governance Committee also has the authority to hire legal, accounting, financial or other advisors, as it may deem necessary or desirable and/or to delegate responsibilities to executive officers of the Company in connection with discharging its duties. These same rights and responsibilities apply equally to the Subcommittee. A copy of the charter of the Nominating and Corporate Governance Committee is available at our website www.rollins.com under the heading “Governance - Governance Documents.”

Registration Rights Agreement and Secondary Offering

On September 6, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with LOR, Inc. (“LOR”), and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to the offer by LOR of 38,724,100 shares of the Company’s common stock, par value $1.00 per share, at a public offering price of $35.00 per share (the “Offering”). In connection with the Offering, LOR granted the Underwriters an option to purchase up to an additional 5,785,714 shares of common stock (the “Optional Shares”). The Offering, including the sale of the Optional Shares, closed on September 11, 2023. The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering. LOR is a member of the Significant Shareholder Group and a company controlled by Mr. Gary W. Rollins and certain members of his family. 8,724,100 of the shares of Common Stock offered in the Offering were repurchased by the Company from LOR for approximately $300 million at the same per share price paid by the Underwriters to LOR in the Offering, or $34.39 per share. The Offering was made pursuant to the Company’s existing registration statement on Form S-3, previously filed with the SEC and declared effective by the SEC on June 22, 2023, as supplemented by the prospectus supplement dated September 6, 2023, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

On June 5 2023, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with LOR, and LOR paid $1.5 million to the Company, and upon closing the Offering, LOR paid an additional $3.5 million to the Company pursuant to the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will pay all costs, fees and expenses incident to the Company’s performance or compliance with the Registration Rights Agreement with respect to a total of five (5) requested offerings, including the Offering, and thereafter, LOR will be responsible for all such expenses in connection with any subsequent offering.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and LOR and also provides for customary indemnification by each of the Company, LOR and the Underwriters against certain liabilities.

Aircraft and Administrative Arrangements

In 2014, P.I.A. LLC, a company then owned by our late Chairman of the Board of Directors, R. Randall Rollins, purchased a Lear Model 35A jet and entered into a lease arrangement with the Company for company use of the aircraft for business purposes. P.I.A. LLC is now owned by a trust for the benefit of the late Mr. Rollins’ family. The lease is terminable by either party on 30 days’ notice. The Company pays $100 per month in rent for the leased aircraft, and pays all variable costs and expenses associated with the leased aircraft, such as the costs for fuel, maintenance, storage and pilots. The Company has the priority right to use of the aircraft on business days, and Rollins family members and guests have the right to use the aircraft for personal use through the terms of an Aircraft Time Sharing Agreement with the Company. During the year ended December 31, 2023, the Company paid or incurred approximately $0.6 million in rent and operating costs under the Aircraft Time Sharing Agreement.

In August 2023, GWR 450, LLC (the “GWR LLC”), a company wholly-owned by Gary W. Rollins, purchased a Gulfstream 450 aircraft (the “G450”). In connection with the G450 purchase, the Company entered a lease arrangement with GWR LLC to lease the G450 for corporate purposes from time to time. The initial term of the lease is one year from the date of the agreement and the same renews for another year, unless terminated sooner.

During 2023, the Company amended its existing Pilot Sharing Agreement with LOR to include GWR LLC whereby the Company’s employee pilots may be used by LOR and GWR LLC from time to time to operate their respective aircrafts. LOR will reimburse the Company for 50% of the costs of the pilots, including salary, benefits and training. In addition, LOR and the Company are each responsible for their own fuel costs. Charges to LOR under the Pilot Sharing Agreement totaled $0.5 million for the year ended December 31, 2023.

During 2023, the existing administrative services agreement (the “Administrative Services Agreement”) between the Company and LOR was amended to include GWR LLC. According to the amended agreement, the Company shall provide certain administrative services to LOR and GWR LLC and rents office, hanger and storage space to LOR and GWR LLC. Charges to LOR and GWR LLC for rent and administrative services totaled $1.1 million for the year ended December 31, 2023.

The amounts paid by the Company for Pam R. Rollins for personal use of the aircraft is disclosed in the “Director Compensation Table,” included in this Proxy Statement.

Related Party Franchise Agreement

On December 1, 2019, Orkin, a subsidiary of the Company, entered into a franchise agreement with Wilson Pest Management, Inc. The franchise is owned 100% by John Wilson IV, who is the son of John F. Wilson, Vice Chairman of the Company. During the year ended December 31, 2023, the Company received a total of approximately $0.2 million pursuant to this franchise agreement, the franchise agreement provides for a monthly royalty fee of 9.0% of the franchisee’s reported revenue.

SHAREHOLDER PROPOSALS
Appropriate proposals of shareholders intended to be presented at the Company’s 2025 Annual Meeting of the Shareholders must be received by the Company by November 14, 2024, in order to be included, pursuant to Rule 14a-8 promulgated under the Exchange Act in the proxy statement and form of proxy relating to that meeting. With regard to such shareholder proposals, if the date of the next annual meeting of shareholders is advanced or delayed more than 30 calendar days from the first anniversary of this year’s annual meeting, the Company will, in a timely manner, inform its shareholders of the change and of the date by which such proposals must be received. Shareholders desiring to present business at the 2025 Annual Meeting of Shareholders outside of the shareholder proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934 and instead pursuant to the Twenty-Seventh Article of the Company’s Amended and Restated By-Laws must prepare a written notice regarding such proposal addressed to Secretary, Rollins, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, which must be delivered to or mailed and received at the aforementioned address no later than January 23, 2025, and no earlier than December 14, 2024. Shareholders should consult the Amended and Restated By-Laws for other specific requirements related to such notice and proposed business.
With respect to shareholder nomination of directors, the Company’s Amended and Restated By-Laws provide that nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324, and be received not less than 90 nor more than 130 days prior to the anniversary of the prior year’s annual meeting and set forth, among other requirements specified in the Amended and Restated By-Laws, the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee’s qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the shareholder intending to present the nomination, are set forth in the Company’s Amended and Restated By-Laws. Notices of nominations must be received by the Secretary of the Company no later than January 23, 2025, and no earlier than December 14, 2024, with respect to directors to be elected at the 2025 Annual Meeting of Shareholders.
EXPENSES OF SOLICITATION
The Company will bear the solicitation cost of proxies. Upon request, the Company will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to their beneficial shareholders of record. Proxies also may be solicited in person or by telephone, facsimile or other means by our directors, officers and regular employees. These individuals will receive no additional compensation for these services. The Company has retained Alliance Advisors to provide proxy solicitation services for a fee of $10,000 plus reasonable out-of-pocket expenses.
ANNUAL REPORT
Our Annual Report for the year ended December 31, 2023, is being provided to you with this Proxy Statement. The Annual Report includes our 2023 Form 10-K (without exhibits). The Annual Report is not considered proxy-soliciting material.
FORM 10-K
On written request of any record or beneficial shareholder, we will provide, free of charge, a copy of our 2023 Annual Report, which includes the consolidated financial statements. Requests should be made in writing and addressed to: Kenneth Krause, Executive Vice President, Chief Financial Officer and Treasurer, Rollins, Inc., 2170 Piedmont Road, NE, Atlanta, Georgia 30324. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to our 2023 Form 10-K should a shareholder request copies of such exhibits.

OTHER MATTERS
Our Board of Directors knows of no business other than the matters set forth herein, which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

Elizabeth B. Chandler
Secretary
Atlanta, Georgia
March 14, 2024
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future, including with respect to business, financial, operational, compensation and environmental, social/and or governance matters; statements of the assumptions underlying any of the foregoing statements; and all other statements that are not statements of historical facts, including but not limited to those set forth above under "Updated Strategic Objectives" in the Letter from our Executive Chair of the Board. In some cases, forward- looking statements may be identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” or the negative of these terms and similar expressions intended to identify forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements primarily on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and trends that we believe may affect us. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this Proxy Statement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. In addition, these forward-looking statements are subject to a number of risks, uncertainties and assumptions relating to our business, including the effect of broader economic and market conditions on our customers, our ability to execute our business and growth strategies and to achieve sustainability goals, the impact of the global supply environment and other macroeconomic conditions, and all those described in the section titled “Risk Factors” set forth in Part I, Item 1A, and in the rest of our 2023 Form 10-K and in our other SEC filings. Forward-looking statements speak only as of the date of this Proxy Statement, and you should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

Rollins, Inc.

Notice of 2024 Annual Meeting of Shareholders
2170 Piedmont Road, N.E., Atlanta, Georgia 30324
Proxy Solicited by Board of Directors for Annual Meeting – April 23, 2024

The undersigned stockholder(s) hereby appoints Gary W. Rollins and John F. Wilson, and either of them, as proxies to appoint their substitute, and hereby authorize(s) them to represent and to vote, as undersigned on the reverse side of this proxy, all of the shares of the common stock of Rollins, Inc. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 P.M., Eastern Time, on April 23, 2024, at 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT FOR THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

(PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 23, 2024.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

	FOR	WITHHOLD
01 - Gary W. Rollins	☐	☐
02 - P. Russell Hardin	☐	☐
03 - Dale E. Jones	☐	☐
04 - Pamela R. Rollins	☐	☐

Please sign exactly as name(s) appears herein. Joint owners should each sign. When signing as attorneys, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Signature of Stockholder: Date

Signature of Stockholder: Date

CONTROL NUMBER

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/ROL

Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote by 11:59 p.m. ET on April 22, 2024.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote by 11:59 p.m. ET on April 22, 2024.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

IN PERSON

Vote Your Proxy:

You may vote your shares in person at the 2024 Annual Meeting on April 23, 2024, at 12:30 p.m. (local time) at the Rollins, Inc. Corporate Offices at 2170 Piedmont Road, N.E., Atlanta, GA 30324.